UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursunt to §240.14a-12

FriendFinder Networks Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

FRIENDFINDER NETWORKS INC.

6800 Broken Sound Parkway, Suite 200

Boca Raton, Florida  33487

Telephone:  (561) 912-7000

April 25, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 annual meeting of stockholders of FriendFinder Networks Inc.  We will hold the meeting on Wednesday, May 30, 2012, at 10:00 a.m. (EDT) at the offices of Akerman Senterfitt, One Southeast Third Avenue, 25th Floor, Miami, FL 33131. We hope that you will be able to attend.

The proxy statement, annual report and proxy card are being mailed to stockholders on or about April 25, 2012.

Your vote is very important to us. Whether or not you plan to attend the annual meeting in person, your shares should be represented and voted. After reading the enclosed proxy statement, please vote your shares as soon as possible. Stockholders may vote via the Internet, by telephone, by completing and returning a proxy card or in person at the annual meeting. Submitting a vote before the annual meeting will not preclude you from voting in person at the annual meeting should you decide to attend.

On behalf of our Board of Directors, I extend our appreciation for your continued support.

Sincerely,

/s/ Marc H. Bell

Marc H. Bell

Chief Executive Officer and Director

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON MAY 30, 2012	1

ADMISSION TO THE 2012 ANNUAL MEETING	2

PROXY STATEMENT	2

PROPOSAL 1 – ELECTION OF DIRECTORS	5

EXECUTIVE OFFICERS OF FRIENDFINDER	10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	11

THE BOARD OF DIRECTORS, ITS COMMITTEES AND OTHER CORPORATE GOVERNANCE INFORMATION	13

EXECUTIVE COMPENSATION	17

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	29

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	30

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	34

AUDIT COMMITTEE REPORT	35

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	35

PROPOSAL 2 – APPROVAL OF THE FRIENDFINDER NETWORKS INC. 2012 STOCK INCENTIVE PLAN AND RATIFICATION OF AWARDS PREVIOUSLY GRANTED THEREUNDER	36

PROPOSAL 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	42

STOCKHOLDER PROPOSAL DEADLINE	43

OTHER MATTERS	43

i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON MAY 30, 2012

The annual meeting of stockholders of FriendFinder Networks Inc. will be held on Wednesday, May 30, 2012, at 10:00 a.m. (EDT) at the offices of Akerman Senterfitt, One Southeast Third Avenue, 25th Floor, Miami, FL 33131, for the purpose of considering and acting on the following proposals:

(1)

To elect ten (10) Directors to FriendFinder's Board of Directors, each for a term expiring at the next annual meeting of stockholders or until their successors are duly elected and qualified;

(2)

To approve the FriendFinder Networks Inc. 2012 Stock Incentive Plan and ratify the awards previously granted thereunder;

(3)

To ratify the appointment of EisnerAmper LLP (“EisnerAmper”) as our independent registered public accountants for the fiscal year 2012; and

(4)

To transact any other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Only holders of FriendFinder's common stock of record at the close of business on April 20, 2012, the record date and time fixed by FriendFinder's Board of Directors, are entitled to notice of and to vote at the annual meeting. Additional information regarding the proposals to be acted on at the annual meeting can be found in the accompanying proxy statement.

By Order of the Board of Directors,

/s/ Marc H. Bell

Marc H. Bell

Chief Executive Officer and Director

April 25, 2012

ADMISSION TO THE 2012 ANNUAL MEETING

Proof of share ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the annual meeting.  Only stockholders who own common stock as of the close of business on April 20, 2012, the record date and time for the annual meeting, and invited guests will be entitled to attend the meeting.

•

If your shares are registered in your name, the listing of your name on the stock registry as of the record date shall constitute proof of share ownership for admission to the meeting.

•

If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned common stock on April 20, 2012.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of FriendFinder Networks Inc. (“Board” or “Board of Directors”) for the annual meeting to be held on Wednesday, May 30, 2012, at 10:00 a.m. (EDT).  In this proxy statement, except where the context suggests otherwise, references to “we”, “us”, “FriendFinder” or the “Company” are to FriendFinder Networks Inc.

Questions and Answers About Voting Your Common Shares

Why did I receive this Proxy Statement?

You have received these proxy materials because our Board of Directors is soliciting your proxy to vote your shares at the annual meeting on May 30, 2012. This proxy statement includes information that is designed to assist you in voting your shares and information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”).

Who is entitled to vote?	Each holder of record of FriendFinder common stock on April 20, 2012, the record date for the annual meeting, is entitled to attend and vote at the annual meeting.

How many votes do I have?

Every holder of a share of common stock on the record date will be entitled to one vote per share on each matter presented at the annual meeting. On April 20, 2012, the record date for the annual meeting, there were 31,880,261 shares of common stock outstanding and entitled to vote at the annual meeting.

What proposals are being presented at the annual meeting?	FriendFinder intends to present proposals numbered one through three for stockholder consideration and voting at the annual meeting. These proposals are for:

1.

Election of ten (10) Directors to our Board of Directors;

2.

Approval of the FriendFinder Networks Inc. 2012 Stock Incentive Plan and ratification of awards previously granted thereunder;  and

3.

Ratification of the appointment of EisnerAmper as our independent registered public accounting firm for the fiscal year 2012.

Other than the matters set forth in this proxy statement and matters incident to the conduct of the annual meeting, we do not know of any business or proposals to be considered at the annual meeting.  If any other business is proposed and properly presented at the annual meeting, the proxies received from our stockholders give the proxy holders the authority to vote on such matters in their discretion.

How do I attend the annual meeting?

All stockholders are invited to attend the annual meeting.  Proof of share ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the annual meeting. Only stockholders who own common stock as of the close of business on April 20, 2012 and invited guests will be entitled to attend the meeting. Registration will begin at 9:30 a.m. (EDT) and the annual meeting will begin at 10:00 a.m. (EDT).

•

If your shares are registered in your name, the listing of your name on the stock registry as of the record date shall constitute proof of share ownership for admission to the meeting.

•

If your FriendFinder shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the annual meeting if you bring a recent bank or brokerage statement showing that you owned our common stock on April 20, 2012. You should report to the check-in area for admission to the annual meeting.

What is a proxy?

A “proxy” allows someone else (the “proxy holder”) to vote your shares on your behalf. Our Board of Directors is asking you to allow Marc H. Bell, our Chief Executive Officer and Director, and Ezra Shashoua, our Chief Financial Officer, to vote your shares at the annual meeting.

Who will bear the cost of this proxy solicitation?

The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company.  Our directors, officers, employees, advisors and other representatives may solicit proxies by personal interview, mail, e−mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their solicitation efforts. We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of the Company’s common stock held of record by others.  We will, upon request, reimburse such brokers and other fiduciaries for their reasonable out−of−pocket expenses incurred in connection with forwarding such materials.  We may also choose to engage a proxy solicitor to assist us in the solicitation of proxies for the annual meeting.

How do I vote?	If your shares are registered in your name, you may vote your shares via Internet, by telephone, by mail, if you have received a paper copy of the proxy materials, or in person at the annual meeting.

Even if you plan to be present at the annual meeting, we encourage you to vote your common stock by proxy. Stockholders of record who attend the meeting may vote their common stock in person, even though they have previously sent in proxies.

If you hold your common stock in an account with a bank or broker (i.e. in “street name”), you may vote by following the instructions on the voting instruction card provided to you by your bank or broker.

What if I am a beneficial shareholder and I do not give the nominee voting instructions?

If you are a beneficial holder and your shares are held in the name of a broker, the broker is bound by the rules of the New York Stock Exchange regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Brokers have the ability to vote shares for which their customers do not provide voting instructions on certain “routine” matters.  The ratification of the appointment of EisnerAmper as our independent registered public accountants for 2012 is considered a routine matter. As a result, if you hold your shares through a broker and do not direct the broker how to vote your shares on this routine matter, your broker may vote the shares on your behalf. The election of Directors and the approval of the 2012 Stock Incentive Plan are not considered routine matters. As a result, if you hold your shares through a broker and you do not direct the broker how to vote your shares on this non-routine matter, your broker cannot vote the shares on your behalf. A broker non-vote occurs when a nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

May I change or revoke my vote?	Yes. You may change your vote in one of several ways at any time before your proxy is exercised:

•

Submit another proxy card (or voting instruction card) or deliver a proxy via Internet or telephone with a date later than your previously delivered proxy card (or voting instruction card), or proxy previously delivered via Internet or telephone;

•

Provide written notice to FriendFinder addressed to the Corporate Secretary before the annual meeting that you are revoking your proxy or, if you hold your shares in “street name,” follow the instructions on the voting instruction card; or

•

If you are a holder of record, or a beneficial owner with a proxy from the holder of record, vote in person at the annual meeting.

What is a quorum?

A quorum is necessary to hold a valid meeting of stockholders. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum for the conduct of business.

What vote is required in order to approve each proposal?

For Proposal 1, the affirmative vote of the holders of common stock having a plurality of the votes cast by stockholders present in person or represented by proxy at the annual meeting is required. For Proposals 2 and 3, the affirmative vote of the holders of common stock having a majority of the votes cast on such proposal at the annual meeting is required.

Pursuant to Nevada law (i) shares of common stock which are represented by “broker non-votes” (i.e., common stock held by brokers which are represented at the annual meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) shares which abstain from voting on any matter, are not included in the determination of the common stock voting on such matter, but are counted for quorum purposes.

PROPOSAL 1

ELECTION OF DIRECTORS

Director Nominees

Our Bylaws provide that our Board of Directors shall consist of a minimum of two (2) Directors and a maximum of fifteen (15) Directors. The number of Directors may be established and changed from time to time by a majority vote of the stockholders or by resolution of a majority of the Board of Directors. FriendFinder's Board of Directors is currently comprised of ten (10) members. On March 29, 2012, our Board of Directors expanded the size of the Board from seven to ten members and appointed Donald A. Johnson, Steven Rattner and Kai Shing Tao to fill the three vacancies created by the expansion of the Board.  Messrs. Johnson, Rattner and Tao will serve as Directors for a term expiring at the 2012 Annual Meeting of Stockholders.  The Nominating and Corporate Governance Committee has recommended that Messrs. Johnson, Rattner and Tao be nominated for election at the 2012 Annual Meeting of Stockholders.  In addition, Anthony Previte, our President and Chief Operating Officer, is being nominated as a Director for the first time, to fill the vacancy that will be created by Barry Florescue not standing for re-election for another term. If elected, Messrs. Johnson, Rattner and Tao will receive Board committee assignments to be effective after the 2012 Annual Meeting of Stockholders. The ten (10) nominees are listed below. All but one nominee, Mr. Previte, are presently Directors of FriendFinder.

If instructed, the person named on the accompanying proxy card will vote for the election of the nominees named below to serve for a term expiring at the 2013 annual meeting of stockholders and until their successors are elected and qualified. If any nominee for Director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed proxy card or proxy voted by the Internet or telephone will be voted for any such replacement or substitute nominee as may be nominated by our Board of Directors.

Director Nominees	Age	Director Since	Current Positions

Marc H. Bell	44	2004	Chief Executive Officer and Director
Daniel C. Staton	59	2004	Chairman of the Board
Anthony Previte	47	N/A	President and Chief Operating Officer
Robert B. Bell	72	2005	Director
Donald A. Johnson	49	2012	Director
James “Jim” LaChance	47	2008	Director
Toby E. Lazarus	44	2009	Director
Steven Rattner	52	2012	Director
Jason Smith	39	2005	Director
Kai Shing Tao	35	2012	Director

The following is a brief biographical statement for each Director nominee:

Marc H. Bell has been our Chief Executive Officer and a Director since October 2004. Mr. Bell also served as our President from October 2004 until March 29, 2012. We currently anticipate that Mr. Bell will retire as Chief Executive Officer and become our Chief Strategy Officer and Co-Chairman of the Board of Directors on or about July 1, 2012. Mr. Bell has served as a member of the Board of Directors of ARMOUR Residential REIT, Inc. (NYSE: ARR), a residential REIT that manages over $12 billion in assets, since November 2009. Mr. Bell served as Chairman of the Board of Directors and Treasurer of Enterprise Acquisition Corp. (AMEX: EST), or EAC, a $250 million blank check company formed with the purpose of effecting a merger, acquisition or other similar business combination with an operating business, since its inception in July 2007 until November 2009. Mr. Bell has served as Managing Director of Marc Bell Capital Partners LLC, an investment firm which invests in media and entertainment ventures, real estate and distressed assets, since 2003. Previously, Mr. Bell was the founder and President of Globix Corporation, a full-service commercial internet service provider with data centers and a private network with over 20,000 miles of fiber spanning the globe. Mr. Bell served as Chairman of the Board of Globix Corporation from 1990 to December 2002 and Chief Executive Officer from 1990 to 2001. Globix, which went public in 1996 under the name Bell Technology Group, Ltd. and was renamed Globix Corporation in 1998, offered internet connectivity and sophisticated internet-based solutions to large and medium size companies through a host of vertically-integrated businesses. Globix was an initial investor in NetSat Express, a satellite communications joint venture with Globecomm Systems Inc. and Reuters Group plc, which was later sold to Globecomm Systems Inc. Mr. Bell remained the non-executive Chairman of Globix until December 15, 2002. Mr. Bell was also a member of the Board of Directors of EDGAR Online, Inc. (Nasdaq: EDGR), an internet-based provider of filings made by public companies with the SEC, from 1998 to 2000. Mr. Bell has also been a co-producer of several Broadway musicals and plays (Jersey Boys, The Wedding Singer, August: Osage County, A Catered Affair and Rock of Ages) and has been a winner of the American Theatre

Wing’s Tony Award (“2008 Best Play” for August: Osage County and “2006 Best Musical” for Jersey Boys). Mr. Bell is the Executive Producer and a Co-Producer of several full-length motion pictures, and he is an investor in multiple hospitality venues. Mr. Bell is a member of the Board of Trustees of New York University and New York University School of Medicine and was an adjunct instructor at the Global Entrepreneurship Center of Florida International University, where he taught graduate courses in Entrepreneurship. Mr. Bell holds a B.S. degree in accounting from Babson College and an M.S. degree in real estate development and investment from New York University. Mr. Bell is the son of Robert B. Bell, one of our Directors.

Mr. Bell’s past executive leadership experience with public and private companies, as well as his experience serving on the board of directors of several public companies, enables him to provide valuable business, leadership, and management advice to the Board of Directors.

Daniel C. Staton has been our Chairman of the Board since October 2004 and served as our Treasurer from December 2008 to June 2011. Mr. Staton has served as Chairman of the Board of Directors of ARMOUR Residential REIT, Inc. (NYSE: ARR), a residential REIT that manages over $12 billion in assets, since November 2009. Mr. Staton served as President and Chief Executive Officer and as a member of the Board of Directors of EAC, a $250 million blank check company formed with the purpose of effecting a merger, acquisition or other similar business combination with an operating business, since its inception in July 2007 until November 2009. Mr. Staton has served as Managing Director of Staton Capital LLC, a private investment firm, since 2003. Mr. Staton served as President of The Walnut Group, a private investment firm that has made over 20 private equity and venture capital investments, from 1997 to January 2007. Prior to forming The Walnut Group, Mr. Staton served as General Manager and partner of Duke Associates from 1981 to 1993. With its initial public offering, Mr. Staton became Chief Operating Officer and a director of Duke Realty Investments, Inc. (NYSE: DRE), a real estate investment trust, from 1993 to 1997. Mr. Staton served as Chairman of the Board of Directors of Storage Realty Trust, a real estate investment trust, from 1997 to 1999 and led its merger with Public Storage (NYSE: PSA), where he has served on the Board of Directors since 1999. The Walnut Group was an initial investor and Mr. Staton served as director of Build-a-Bear Workshop (NYSE: BBW), a specialty retailer with over 300 stores, from 1998 until its initial public offering in 2004. The Walnut Group was an initial investor in Deal$: Nothing Over a Dollar, a specialty retailer which grew from one location to 67 locations until its sale to Supervalu Inc. in 2002. In connection with other investments by The Walnut Group, Mr. Staton served as director of Ameristop, a convenience store operator with over 140 locations, from 1998 to 2003, as a director of Skylight Financial, a credit card company for the “underbanked,” from 1998 until its sale in 2007 and as a director of Changing Paradigms, a leader in private label household products, from 1999 until its sale in 2006. Mr. Staton also invested in and served as a director of United Sports Ventures, owner of three minor league baseball and four minor league hockey teams, from 1997 to 2002. Mr. Staton has co-produced or invested in numerous successful Broadway musicals, and plays including The Producers, Hairspray, Jersey Boys, and August: Osage County all of which won the TonyAward for “Best Musical” or “Best Play” as well as A Catered Affair and Smokey Joe’s Cafe´, Broadway’s longest-running musical revue. Mr. Staton is an investor in multiple hospitality venues.  Mr. Staton majored in Finance at the University of Missouri and holds a B.S. degree in specialized business from Ohio University and a B.S. degree in business (management) from California Coast University. Mr. Staton has served as Executive in Residence at both the University of Missouri and Ohio University.

Mr. Staton has extensive experience serving on the board of directors of private and public companies and sourcing private equity and venture capital investments and brings significant corporate governance expertise to the Board of Directors.

Anthony Previte has been our Chief Operating Officer since February 2008 and became our President on March 29, 2012. In addition to serving as President, we currently anticipate that Mr. Previte will be appointed as our Chief Executive Officer on or about July 1, 2012 to the extent that he adequately performs his duties as President prior to that date.  From March 2003 to January 2008, Mr. Previte was Managing Member of Starsmith LLC, a financial business consulting and outsourcing services company that provided consulting services to us from December 2006 until December 2007. From October 1998 to March 2003, Mr. Previte was with Globix Corporation where he served as Chief Technology Officer and Chief Operating Officer.

Mr. Previte's position as our President and Chief Operating Officer and his broad knowledge of our Company and its operations as well as our industry will provide valuable business, leadership and management advice to the Board of Directors.

Robert B. Bell has been a Director since 2005. Currently retired, Mr. Bell served as Executive Vice President and Chief Financial Officer of Globix Corporation from 1994 to September 1999. Prior to joining Globix, Mr. Bell was a practicing attorney in New York City at the firm of Bell, Kalnick, Beckman, Klee and Green LLP, which Mr. Bell founded in the early 1970s and specialized in the law of international real estate joint ventures and investment. He is the author of Joint Ventures in Real Estate published by John Wiley & Sons. Prior to 1994, Mr. Bell was for over 15 years an Adjunct Professor at New York University. Mr. Bell has a B.S. degree from New York University and a Juris Doctorate degree from the University of California at Berkeley. Mr. Bell is the father of Marc H. Bell, our Chief Executive Officer and a Director.

Mr. Bell's past position as a vice president and chief financial officer for a public company as well as his many years of experience as a practicing attorney provide valuable insight to the Board of Directors, particularly as it relates to management, financial and legal matters.

Donald A. Johnson has been as Director since March 29, 2012. Mr. Johnson is a Managing Board Member at Heritage Development, LLC, a consulting company that develops mathematical software for horse racing companies.  Since 1999, Mr. Johnson has also served as Chief Executive Officer of C.J. & Associates, Inc., a business development company.  From 1997 to 2005, Mr. Johnson served on the board of directors of The Children’s Cultural Center, a nonprofit organization focused on enhancing the cultural education and enrichment of the youth of Bucks County, Pennsylvania. Mr. Johnson has served on numerous boards of directors and held executive positions at various horseracing companies including but not limited to: Thoroughbred Racing Association (1992 to 1995); Pegasus Riding Academy Inc. (1992 to 1999); M.A.D.R.E. Enterprises Inc. (1985 to 1994); Texas Racing Commission (1991); Oregon Racing, Inc. (1989-1991); Park Concession Company (1990 to 1992); Portland Meadows Race Course (1989 to 1990); Wyoming Pari-Mutuel Commission (1986 to 1989); and Meadow Creek Enterprises (1987 to 1994).

Mr. Johnson's experience on various boards of directors and his experience as a Chief Executive Officer will allow him to provide valuable advice and insight to the Board of Directors, specifically as it relates to management and consulting matters.

James “Jim” LaChance has been a Director since October 2008 and currently serves as the Chairperson of the Audit Committee and as a member of the Compensation Committee. Mr. LaChance has served as a director of Horizon Lines, Inc. (OTC: HRZL.PK), a domestic ocean shipping and integrated logistics company, since November 2011. Since 2004, Mr. LaChance has served as the non-executive Chairman of the Board of Northern Offshore Ltd., a drilling and production services company listed on the Oslo Stock Exchange (Oslo Bors: NOF.OL). From July 2005 to February 2008, Mr. LaChance served as portfolio manager at Satellite Asset Management, L.P., an investment management fund in New York with approximately $7 billion assets under management. From 2002 to June 2005, he was a Partner at Post Advisory Group, LLC, an investment management firm in Los Angeles with $8 billion assets under management. Prior to that, from 1997 to 2001, he managed a number of hedge funds for LibertyView Capital Management. Mr. LaChance began his professional career as an audit and management consultant for Arthur Andersen & Co. Subsequent to obtaining his MBA, Mr. LaChance worked as a restructuring and merchant banker with Chase Manhattan Bank. Mr. LaChance graduated from Northeastern University with a B.A. degree in business administration and an M.B.A. degree from the Stern School of Business at New York University.

Mr. LaChance has over ten years of investment banking and investment management experience, which allows him to provide valuable insights and advice to the Board of Directors and the committees, particularly as it pertains to the capital markets.

Toby E. Lazarus has been a Director since March 2009 and currently serves as Chairperson of the Compensation Committee and as a member of the Nominating and Corporate Governance Committee. Since 2004, Dr. Lazarus has served as Vice President of Operations for Lumen Management LLC. Lumen Management LLC is the general partner of Lumen Capital LP. Lumen Capital LP is a multi-strategy investment partnership. Prior to joining Lumen Management LLC, she served in various positions in hospitals and health centers across the United States with an emphasis on developmental psychology and psychiatry. Dr. Lazarus graduated from Johns Hopkins University, Phi Beta Kappa with honors in psychology, received her M.A. and Ph.D. in developmental psychology from the University of Chicago with a focus on neuropsychology and has presented her work at various conferences in the United States.

Dr. Lazarus’ past management positions and extensive understanding of human behavior provide important expertise to the Board of Directors and the committees, particularly as it relates to management and employee matters.

Steven Rattner has been a Director since March 29, 2012. Mr. Rattner co-founded Donaldson Lufkin & Jenrette’s (DLJ) Leveraged Finance business, and was instrumental in building and managing one of the most well-known and respected credit underwriting, sales, trading and research operations on Wall Street. From 1988 to 2008, Mr. Rattner served as partner at DLJ Merchant Banking Partners (DLJMBP), one of the first private equity funds located within a major investment bank. Mr. Rattner retired from DLJMBP as a full time partner at the end of 2008 which corresponded with the completion of the investment period of the last fund.  He continues to sit on a number of boards for the benefit of the fund, acts as a consultant for various money managers in making investments in both debt and equity and as an advisor for operating businesses assisting them with sharpening their long and short-term strategies.

Mr. Rattner has served on numerous boards of directors of public and private companies including Warner Chilcott, Hard Rock Hotel and Casino, Peachtree Financial and Safilo Group International.

Mr. Rattner's experience in financial institutions along with his vast knowledge in numerous areas of business, financial and investments sectors allows him to provide valuable insight to the Board of Directors, particularly as it pertains to financial, investment and capital raising matters.

Jason H. Smith has been a Director since 2005 and currently serves as the Chairperson of the Nominating and Corporate Governance Committee and as a member of both the Audit Committee and the Compensation Committee. Since 2007, Mr. Smith has overseen and managed investments for Fortune Recovery, LLC, a recycling company, and BJS Family Partnership, Ltd. and B-Smith Enterprises, companies which own four industrial real estate properties totaling 2.4 million square feet in three states. From 1994 to December 2008, Mr. Smith was the Chief Operating Officer at Hopper Radio of Florida Inc., a consumer electronics distribution business which, among other things, sourced and distributed the Memorex brand of consumer electronics. Mr. Smith spearheaded the Disney Electronics line of consumer electronics which debuted in 2003 through a partnership with Disney Consumer Products. He oversaw the due diligence process in the eventual sale of the business to Imation in 2007. Mr. Smith graduated from the University of Florida with a Bachelor of Science degree in business administration, with a major in marketing and a minor in environmental studies.

Mr. Smith’s past investment management experience, as well as his work spearheading corporate initiates, allows him to provide valuable business and leadership advice to the Board of Directors and the committees.

Kai Shing Tao has been a Director since March 29, 2012.  Mr. Tao currently serves as Chairman and Chief Investment Officer of Pacific Star Partners, a private investment group.  Prior to founding Pacific Star Partners, Mr. Tao was a partner at FALA Capital Group, a single-family investment office, where he was responsible for the global liquid investments outside the operating companies. He is an experienced global investor with a concentration in the Greater China region and the United States. Mr. Tao’s areas of business interests include the fields of real estate, consumer products, gaming, manufacturing, technology, media and telecommunications.

Mr. Tao has significant experience serving on the board of directors of both public and private companies. Since 2007, Mr. Tao has served as a member of the board of directors of Remark Media, Inc. (formerly HSW International, Inc.), a global digital media company focused on developing social media businesses that incorporate relevant, high quality content.  Since 2006, he has served on the board of Genesis Today, a private nutritional supplement and juice company. In 2010, Playboy Enterprises, Inc. elected him to its board of directors where he served until the company went private in 2011.  Mr. Tao is a graduate of the New York University Leonard N. Stern School of Business.

Mr. Tao's executive experience in the investment and financial sectors, his prior board service with Playboy Enterprises, Inc. and his knowledge and experience in the Greater China region will allow him to bring valuable insight to the Board of Directors.

The election of each Director will require the affirmative vote of the holders of common stock having a plurality of the votes cast by stockholders present in person or represented by proxy at the annual meeting.

Non-Continuing Director:

The following is a brief biographical statement for Mr. Florescue, who is not standing for re-election for another term on the Board of Directors:

Barry W. Florescue has been a Director since 2005 and currently serves as a member of both the Audit Committee and the Nominating and Corporate Governance Committee. Since 1989, Mr. Florescue has also been the Chairman of the Board, Chief Executive Officer and majority stockholder of Century Financial Group, Inc., a private holding company which, until November 13, 2009, owned Century Bank, F.S.B. a federally chartered thrift institution based in Sarasota, Florida. During that time he also served as a director of Century Bank. On November 13, 2009, Century Bank was closed by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation was named receiver. Century Financial Group, Inc. was not included in the closing of the bank or resulting receivership. Mr. Florescue has also been Chairman of the Board and President of BMD Management Company, Inc. since 1980. BMD is a privately-owned management services, finance and real estate investment company which has managed fast food and casual dining restaurants and now primarily manages more than 20 commercial real estate properties in Florida, Colorado and New York. From 1996 to December 2004, Mr. Florescue was the major stockholder, Chairman of the Board, Chief Executive Officer and Chief Operating Officer of BFMA Holding Corporation, a private holding company which owned and operated Marietta Corporation, a company that manufactures personal care amenities for the hospitality market and provides contract manufacturing and packaging for companies in the personal care, cosmetic, over-the-counter pharmaceutical, household care and food industries. Since 2003, Mr. Florescue has been the Chairman of the Board and Chief Executive Officer of Caswell-Massey Holding Corporation, a 250 year old company that sells Caswell-Massey brand bath and beauty products through its retail stores, mail-order catalog and website, as well as through department stores and chain retailers. Mr. Florescue also served as Chairman of the Board and Chief Executive Officer of Renaissance Acquisition Corp, an NYSE AMEX listed blank check company, which completed its initial public offering in January 2007 with net proceeds of approximately $91 million and Mr. Florescue is on the Executive Advisory Committee of the Simon Graduate School of Business Administration and is a Trustee of the University of Rochester. Mr. Florescue received a B.S. degree from the University of Rochester and a Masters of Business Administration degree from New York University Graduate School of Business. Mr. Florescue earned his CPA certification in 1970.

Mr. Florescue’s many years of experience working as chairman of the board, director or chief executive officer of several private and public companies allowed him to provide significant business, leadership, and management advice to the Board of Directors and committees.

Recommendation of the Board of Directors

FriendFinder's Board of Directors unanimously recommends a vote “FOR” each of the ten (10) nominees listed above for Director.

EXECUTIVE OFFICERS OF FRIENDFINDER

The following is a list of individuals serving as executive officers of FriendFinder as of April 20, 2012.

Name	Age	Position
Marc H. Bell	44	Chief Executive Officer and Director
Daniel C. Staton	59	Chairman
Anthony Previte	47	President and Chief Operating Officer
Ezra Shashoua	57	Chief Financial Officer
Robert Brackett	34	President, internet group
David Gellen	44	Senior Vice President and General Counsel

Please refer to the biographical information for Messrs. Bell, Staton and Previte listed above in the “Director Nominees” section.

Ezra Shashoua has been our Chief Financial Officer since January 2008. From September 2007 to January

2008, Mr. Shashoua served as a consultant to us. Mr. Shashoua also served as the Chief Financial Officer of EAC, a publicly held blank check company organized for the purpose of effecting a merger, acquisition or other similar business combination with an operating business, from January 2008 to November 2009. From June 2003 to May 2007, he was Executive Vice President and Chief Financial Officer of Cruzan International, Inc., a Florida-based publicly-held spirits company which owned the Cruzan Rum brand and several manufacturing plants. He was part of the management team that grew the Cruzan brand into a 700,000 annual case premium rum. Prior to his employment at Cruzan, Mr. Shashoua served as Executive Vice President from 2001 to June 2003 at NationsRent, Inc., a publicly-held NYSE equipment rental company. NationsRent filed a voluntary bankruptcy petition in December 2001. The plan of reorganization, the development of which was led by Mr. Shashoua, was confirmed by the bankruptcy court in May 2003. Mr. Shashoua had previously been at 7-Eleven, Inc. where he served in several roles of increasing responsibility over 18 years culminating in his appointment as Chief Financial Officer. During his tenure, 7-Eleven, Inc. went through a leveraged buyout, reorganization and sale. After reorganization, Mr. Shashoua was a leader of the management team that revitalized the 7-Eleven convenience store concept. Mr. Shashoua started his career as an attorney at the law firm of Sonnenschein Nath & Rosenthal LLP in Chicago. He holds a B.A. degree from Northwestern University and a J.D. degree from Illinois Institute of Technology- Chicago Kent College of Law.

Robert Brackett has been the President of our internet group since December 2007. Prior to that, Mr. Brackett was Interim President of Various, Inc. from October 2006 to December 2007, when we acquired Various. From 2003 to 2006, Mr. Brackett served as Chief Technology Officer of Various. Over the last four years he has spearheaded Various’ infrastructure and software growth. From 1999 to 2001, Mr. Brackett was software developer at iPrint Technologies, the internet’s first online print shop. Mr. Brackett developed software at iPrint to allow the easy creation of custom print shops for many large businesses such as Oracle,Washington Mutual and 3M. Mr. Brackett graduated from the University of California-Santa Cruz with highest honors in computer science and honors in language studies.

David Gellen has been our Senior Vice President and General Counsel since February 2011. From May 2007 to February 2011, Mr. Gellen was a shareholder at the law firm of Greenberg Traurig, P.A. where he was a member of the Corporate and Securities, Intellectual Property and Technology and Media Practice Groups. From May 2001 to May 2007, Mr. Gellen directed the corporate and legal affairs as General Counsel of Pace Americas, Inc., a subsidiary of Pace plc, a publicly held (London Stock Exchange) technology developer of digital technology products for the global payTV market. Prior to joining Pace Americas, Inc., Mr. Gellen was a partner at the law firm of Kutak Rock LLP. Mr. Gellen is a graduate of the Temple University James E. Beasley School of Law where he earned his Juris Doctorate degree. He also received his Bachelor of Arts degree, with high honors, from the University of Florida.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 20, 2012 by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our named executive officers (the “Named Executive Officers”) and Directors; and

•

all of our executive officers and Directors as a group.

As of April 20, 2012, we had 31,880,261 shares of common stock issued and outstanding.  Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Approximate Percentage of Outstanding Common Stock (3)

Directors and Executive Officers(4)(5)
Daniel C. Staton	6,636,020 (6)	20.8%
Marc H. Bell	5,361,861 (7)	16.8%
Robert Brackett	90,000	*
Anthony Previte	122,500	*
Ezra Shashoua	140,000 (8)	*
Robert B. Bell	1,300	*
Barry Florescue	1,149,602 (9)	3.6%
Jim LaChance	1,050	*
Toby E. Lazarus	900	*
Jason H. Smith	1,300	*
Donald A. Johnson	---	---
Steven Rattner	---	---
Kai Shing Tao	---	---
All Directors and executive officers as a group (14 individuals)	13,529,533	42.2%

5% Holders

Absolute Income Fund, L.P.	1,991,703 (10)	6.2%
Andrew B. Conru Trust Agreement	8,760,991 (11)	23.4%
Global Investment Ventures LLC	5,687,990 (12)	15.6%
Staton Family Perpetual Trust	1,688,970 (13)	5.3%
Staton Family Investments, Ltd.	3,751,434 (14)	11.8%

*less than 1%

(1)

Unless otherwise noted, the business address of each of the following is 6800 Broken Sound Parkway, Suite 200, Boca Raton, Florida 33487.

(2)

Includes shares of common stock which the person has the right to acquire within 60 days of April 20, 2012.

(3)

Based on 31,880,261 shares of our common stock outstanding as of April 20, 2012.

(4)

These figures include shares of common stock underlying stock options held by Directors, Director nominees and the Named Executive Officers that are immediately vested, or are scheduled to become vested within 60 days of April 20, 2012, in the following amounts: Mr. Marc H. Bell — 30,000; Mr. Robert Bell — 1,300; Mr. Brackett — 15,000; Mr. Florescue — 1,300; Mr. LaChance — 1,050; Dr. Lazarus — 900; Mr. Previte — 22,500; Mr. Shashoua — 30,000; Mr. Smith — 1,300; and Mr. Staton — 30,000. Under the terms of the 2008 Stock Option Plan, the optionee may exercise the stock options after the date which is 18 months after the date of the IPO, or November 16, 2012.

(5)

These figures include shares of restricted stock held by Directors, Director nominees and executive officers, that are unvested but have voting rights, in the following amounts: Mr. Brackett — 75,000; Mr. Gellen — 25,000; Mr. Previte — 100,000; and Mr. Shashoua — 100,000.

(6)

Shares of common stock beneficially owned include: 59,997 shares held directly and 6,546,023 shares held indirectly. Mr. Staton's indirect ownership consists of 3,432,893 shares held through Staton Family Investments, Ltd., of which Mr. Staton is a member and holds sole voting and dispositive power over the shares owned by Staton Family Investments, Ltd.; 1,274,165 shares held by Staton Family Investments, Ltd. through and as a member and manager of Strategic Media I LLC; 1,688,970 shares held by Staton Family Perpetual Trust, of which Mr. Staton is trustee and holds sole voting and dispositive power over the shares owned by Staton Family Perpetual Trust for the benefit of Mr. Staton's minor children; and 149,995 shares held by Staton Media LLC, of which Mr. Staton is a member and manager and holds sole voting and dispositive power over the shares owned by Staton Media LLC.

(7)

Shares of common stock beneficially owned include: 184,190 shares held indirectly through the Bell Family 2003 Charitable Lead Annuity Trust, of which Mr. Bell is trustee and holds sole voting and dispositive power over the shares held in trust for the benefit of Mr. Bell's minor children; and 5,147,671 shares held directly.

(8)

This number includes 10,000 shares owned by The Shashoua Children’s Trust UAD January 1, 1994, Abraham Shashoua, Trustee.  Mr. Shashoua is a beneficiary of the Trust.

(9)

Shares of common stock beneficially owned include: 1,086,366 shares of common stock owned by Florescue Family Corporation and 61,936 shares of common stock issuable upon the conversion of its Non-Cash Pay Notes. Mr. Florescue is President of Florescue Family Corporation and has voting and investment power over its shares.

(10)

Shares of common stock beneficially owned include: 1,991,703 shares of common stock. Income Fund GP Limited (“IFGPL”) is the general partner of Absolute Income Fund, L.P. Ben Christian Rispoli is the sole director of IFGPL. Greymoor International Limited is the sole shareholder of IFGPL and is a wholly-owned subsidiary of Neville Holdings Group Limited. Olivier Claude Michel Bassou and Olivier PierreAdam are the directors of Greymoor International Limited and Neville Holdings Group Limited. Mr. Rispoli, Mr. Bassou and Mr. Adam share voting and dispositive power over the shares held by Absolute Income Fund, L.P. The address of Absolute Income Fund, L.P. is Suite 4-213-4 Governors Square, PO Box 31298, Grand Cayman, KY1-1206, Cayman.

(11)

Shares of common stock beneficially owned include: 3,280,879 shares of common stock reported on a Form 4 filed on March 7, 2012 and 5,480,112 shares of common stock issuable upon the conversion of the Non-Cash Pay Notes. To the best of our knowledge, Andrew Conru holds investment and voting power over the securities held by the Andrew B. Conru Trust Agreement. The address of the Andrew B. Conru Trust Agreement is c/o Bose McKinney & Evans, LLP, 111 Monument Circle, Suite 2700, Indianapolis, IN 46204.

(12)

This number is based solely on the Schedule 13D filed with the SEC on September 16, 2011 by Global Investment Ventures LLC (“Global Investment”). The shares of common stock beneficially owned include 1,187,820 shares of common stock and vested warrants to purchase 4,500,170 shares of common stock. According to the Schedule 13D, Global Investment shares voting and dispositive power with Anthony Bobulinski, the managing member and sole member of Global Investment. The principal business address of Global Investment is 10330 Santa Monica Blvd., Los Angeles, CA 90025.

(13)

Shares of common stock beneficially owned include: 1,688,970 shares of common stock. Mr. Staton is the trustee of Staton Family Perpetual Trust and has sole voting and dispositive power over its shares, which are held in trust for the benefit of his minor children. The address for Staton Family Perpetual Trust is 6800 Broken Sound Parkway, Suite 200, Boca Raton, FL 33487.

(14)

Shares of common stock beneficially owned include: 3,432,893 shares of common stock and 318,541 shares held indirectly by Staton Family Investments, Ltd. through and as a member of Strategic Media I LLC.  Mr. Staton is a member of Staton Family Investments, Ltd. and has sole voting and dispositive power over its shares. The address for Staton Family Investments, Ltd. is 6800 Broken Sound Parkway, Suite 200, Boca Raton, FL 33487.

THE BOARD OF DIRECTORS, ITS COMMITTEES AND OTHER

CORPORATE GOVERNANCE INFORMATION

Independence of Directors

As required under NASDAQ listing standards, a majority of the members of a listed company's board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect time to time. Consistent with these considerations, the Board has affirmatively determined that each of our Directors, with the exception of Messrs. Marc Bell, Robert Bell, Staton and Previte, are independent Directors within the meaning of the applicable NASDAQ listing standards.

Board Leadership Structure

Our Chairman of the Board is also an employee of our Company. We do not have a lead independent director; however, we believe that there is an adequate balance in the leadership structure between the independent Directors and the Chairman of the Board. Each of the key Board committees is chaired by an independent Director.  Discussions at the Board meetings relating to the responsibilities of each of the Board committees are led by the Chairperson of the relevant committee. Additionally, the independent Directors often meet in executive session to discuss appropriate matters affecting our Company. We believe that this structure is appropriate for us because it allows one person to speak for and lead our Board of Directors, while also providing for effective oversight by an independent Board of Directors. We currently anticipate that on July 1, 2012, Marc Bell will retire as Chief Executive Officer but will continue to devote a substantial portion of his time to the Company as Co-Chairman of the Board and Chief Strategy Officer.  We believe that a Co-Chairman structure will allow leadership collaboration by Messrs. Marc Bell and Staton in speaking for and leading our Board of Directors which we believe is appropriate and needed to address the challenges that we face with respect to the anticipated future growth of our Company while also providing for effective oversight by an independent Board of Directors, which we have recently expanded with the appointments of Messrs. Johnson, Rattner and Tao.  In this context, Messrs. Marc Bell and Staton expect to rely upon our independent Directors who bring a wealth of experience and skill-sets to our Company for careful and thoughtful advice and guidance. Since we have operated successfully without an official independent lead director in the past, we continue to believe that this leadership structure is appropriate for us. As a company that is focused on its core business, we believe our Chairman of the Board is currently and our Co-Chairmen of the Board will be in the best position to direct the independent Directors’ attention on the issues of greatest importance to us and our stockholders. Since both Daniel Staton, our current Chairman of the Board, and Marc Bell, our future Co-Chairman of the Board, know our business and have a significant amount of experience in both our industry and in the business world generally, we believe that our Chairman of the Board is currently and our future Co-Chairmen of the Board will be the appropriate people to lead the Board of Directors.  Our overall corporate governance policies and practices combined with the strength of our independent Directors and our internal controls minimize any potential conflicts that may result from our current Chairman of the Board or future Co-Chairmen of the Board being executive officers.

Role of the Board of Directors; Risk Management

Our Board of Directors plays an active role in overseeing management and representing the interests of stockholders.  Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually.  The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk.  Oversight responsibility for each risk is allocated among the full Board of Directors and its committees, and specific Board of Directors and committee agendas are developed accordingly.

Board Meetings

During the year ended December 31, 2011, our Board of Directors held seven (7) meetings. Each of our Directors attended at least 75% of the meetings of the Board of Directors and of the Board's committees on which they served during 2011.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee and adopted charters for each of these committees.  Each of these committees have three Directors and is composed exclusively of independent Directors, as defined by the listing standards of NASDAQ.  Such committees became effective on May 16, 2011 upon the consummation of the initial public offering of FriendFinder's common stock (our “IPO”).  Moreover, the Compensation Committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) non-employee Directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code (“Code”), qualify as outside directors for purposes of Section 162(m) of the Code.

Audit Committee Information

The members of our Audit Committee currently are Messrs. LaChance, Florescue and Smith, with Mr. LaChance serving as Chairperson.  After the 2012 Annual Meeting of Stockholders, Mr. Steven Rattner will replace Mr. Florescue as a member of the Audit Committee.  The Audit Committee is responsible for, among other things:

•

appointing, replacing and overseeing the work of the registered independent public accounting firm, including compensation and any fees paid to such accounting firm in relation to its services;

•

appointing an internal audit officer to handle our internal audit function, and reviewing such appointment as necessary;

•

reviewing and discussing with management and the registered independent accounting firm our quarterly and annual financial statements and discussing with management our earnings releases;

•

pre-approving all auditing services and permissible non-audit services provided by our registered independent public accounting firm;

•

engaging in a dialogue with the registered independent public accounting firm regarding relationships that may adversely affect the independence of the registered independent public accounting firm and, based on such review, assessing the independence of the registered independent public accounting firm;

•

taking appropriate steps to confirm the independence of the independent public accounting firm and take appropriate action to oversee the independence of the independent public accounting firm;

•

providing the Audit Committee report to be filed with the SEC in our annual proxy statement;

•

establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including the confidential anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•

reviewing and discussing with our Chief Executive Officer, Chief Financial Officer, management, internal audit officer and registered independent accounting firm, management's annual assessment of the effectiveness of the internal controls;

•

reviewing and discussing with our Chief Executive Officer, Chief Financial Officer, management, internal audit officer and registered independent accounting firm the adequacy and effectiveness of our internal controls over our financial reporting including any significant deficiencies in the design or operation of our internal controls or material weaknesses and the adequacy and effectiveness of our disclosure controls and procedures;

•

reviewing and approving related party transactions in accordance with our related party transaction policy;

•

reporting on its activities in our annual proxy statement; and

•

reviewing and assessing annually the adequacy of the Audit Committee charter.

A copy of the Audit Committee charter is available on FriendFinder's website at http://ir.ffn.com/.

Financial Experts on Audit Committee

The Audit Committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under NASDAQ listing standards.  The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

In addition, a listed company must certify to NASDAQ that the committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication.  Our Board of Directors has determined that Mr. LaChance satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The members of our Compensation Committee currently are Dr. Lazarus and Messrs. LaChance and Smith, with Dr. Lazarus serving as Chairperson.  After the 2012 Annual Meeting of Stockholders, Mr. Donald Johnson will replace Dr. Lazarus on the Compensation Committee and will serve as the Chairperson of the Compensation Committee, and Mr. Tao will replace Mr. Smith on the Compensation Committee.  The Compensation Committee is responsible for, among other things:

•

reviewing and determining the compensation of our executive officers;

•

recommending to the Board the cash compensation of the Company's Directors;

•

granting equity and other incentive awards to executive officers, Directors and other eligible individuals under our equity plans and determining the terms and conditions of such awards;

•

making recommendations to the Board of Directors with respect to amendments to our equity plans and changes in the number of shares reserved for issuance thereunder;

•

issuing a report on executive compensation in accordance with applicable rules and regulations of the SEC for inclusion in our annual proxy statement;

•

evaluating the performance of our Chairman of the Board currently and our Co-Chairmen of the Board in the future and Chief Executive Officer (and such other executive officers as it deems appropriate) in light of the our current business environment and our strategic objectives;

•

evaluating the need for, and provisions of, employment agreements or severance arrangements for the executive officers or, if so directed, our Board of Directors or other officers;

•

reviewing trends in executive compensation, overseeing the development of new compensation plans, and, when necessary, approving the revision of existing executive compensation plans; and

•

reviewing and assessing annually the Compensation Committee's performance.

A copy of the Compensation Committee charter is available on FriendFinder's website at http://ir.ffn.com/.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee currently are Messrs. Smith and Florescue, and Dr. Lazarus, with Mr. Smith serving as Chairperson.  After the 2012 Annual Meeting of Stockholders, Mr. Tao will replace Mr. Florescue on the Nominating and Corporate Governance Committee and Dr. Lazarus will replace Mr. Smith as Chairperson of the Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is responsible for, among other things:

•

leading the search for and recommending qualified candidates or nominees for the Board of Directors to be proposed for election by the stockholders and individuals to be considered by the Board of Directors to fill vacancies;

•

reviewing periodically the criteria for the selection of new Directors and recommending any proposed changes to our Board of Directors;

•

reviewing and recommending to our Board of Directors the adoption and revision of a set of corporate governance principles applicable to us;

•

monitoring and overseeing matters of corporate governance, including the evaluation of Board performance and effectiveness and the “independence” of Directors; and

•

reviewing and assessing annually the performance of the Nominating and Corporate Governance Committee.

A copy of the Nominating and Corporate Governance Committee charter is available on FriendFinder's website at http://ir.ffn.com/.

Director Compensation

For the fiscal year ended December 31, 2011, our non-employee Directors received a fee of $7,500 per quarter beginning in the second quarter of 2011, a fee of $750 per quarter to each member of each Board committee beginning in the third quarter of 2011, and an additional fee of $500 per quarter to the Chairperson of each Board committee, beginning in the third quarter of 2011.  Additionally, each non-employee Director was granted 250 options under the 2008 Stock Option Plan on April 3, 2011.  On March 26, 2012, our Compensation Committee approved an updated non-employee Director compensation plan.  Beginning in 2012, our non-employee Directors will be granted 10,000 options annually and are eligible to receive stock options under the 2008 Stock Option Plan and our 2012 Stock Incentive Plan, subject to stockholder approval.  On April 3, 2012, 2,000 options were granted to the non-employee Directors under the 2008 Stock Option Plan with the remaining 8,000 options to be granted after the 2012 Annual Meeting of the Stockholders, subject to stockholder approval of the 2012 Stock Incentive Plan.

As discussed above, our Compensation Committee has established a formal plan for compensating our Directors.  We also reimburse each non-employee Director for reasonable travel and related expenses incurred in connection with attendance at Board and committee meetings.  Employees who also serve as Directors receive no additional compensation for their services as a Director.

Director Compensation as of December 31, 2011

The following table shows the compensation earned by each Director who was not an officer during fiscal year 2011.

	Fees Earned or Paid in Cash(1) $	Option Awards(2) $	Total $
Name
Robert Bell	22,500	2,095	24,595
Barry Florescue	25,500	2,095	27,595
James LaChance (3)	29,039	2,095	31,134
Toby Lazarus (4)	29,232	2,095	31,327
Jason Smith	27,250	2,095	29,345

(1)

These amounts consist of: (i) a quarterly Director fee which was paid at a rate of $7,500 per quarter beginning in the second quarter of 2011; (ii) a payment of $1,500 per quarter to each member of each committee beginning in the third quarter of 2011; and (iii) an additional payment of $500 per quarter to the Chairperson of each committee beginning in the third quarter of 2011.

(2)

The aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718 consists of 250 options awarded to each Director multiplied by a value of $8.38.

(3)

In addition to quarterly Director fees, committee fees and Chairperson fees, Mr. LaChance was paid $2,538.53 in reimbursement fees for travel expenses in attending the Board meeting on May 11, 2011.

(4)

In addition to quarterly Director fees, committee fees and Chairperson fees, Dr. Lazarus was paid $2,192.18 in reimbursement fees for travel expenses in attending a meeting in January 2011 and various expenses in relation to attending the 3rd and 4th quarter meetings.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Discussion and Analysis

The following compensation discussion and analysis provides information regarding the objectives and elements of our compensation philosophy and policies for the compensation of our executive officers that appear in the “Summary Compensation Table” below (referred to throughout this section collectively as our “Named Executive Officers”). Our Named Executive Officers for the fiscal year ended December 31, 2011 were:

•

Marc H. Bell, Chief Executive Officer

•

Daniel C. Staton, Chairman of the Board

•

Anthony Previte, Chief Operating Officer and President

•

Ezra Shashoua, Chief Financial Officer

•

Robert Brackett, President, internet group

Mr. Bell served in the role of Chief Executive Officer and President during 2011, and Mr. Shashoua served in the role of Chief Financial Officer during 2011. In addition to serving as Chairman of the Board, Mr. Staton served as Treasurer from December 2008 to June 2011 and played an integral role in the management of our Company during this period. Each of these persons is included in the “Summary Compensation Table” below because of his position or role with us, together with Mr. Previte, our Chief Operating Officer who was also appointed President in March 2012, and Mr. Brackett, our President, internet group, based on compensation earned in 2011.

Compensation Committee

Prior to our IPO, our Compensation Committee was comprised of Messrs. Bell and Staton and had been established for the sole purpose of granting a limited number of stock options to new employees. Prior to our IPO, except for the granting of stock options, compensation decisions had been the responsibility of our Board of Directors, our Chief Executive Officer and our Chairman of the Board.  In conjunction with the consummation of our IPO, we reconstituted our Compensation Committee in accordance with the rules and regulations of the SEC and NASDAQ and Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.  As discussed elsewhere in this proxy statement, our Compensation Committee is responsible for reviewing and determining the compensation of our executive officers.  Our Compensation Committee is also responsible for reviewing and determining our incentive compensation and equity-based plans, including granting stock options and other equity-based awards.  The Compensation Committee, in conjunction with our Chief Executive Officer and our Chairman of the Board strives to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive.

Compensation Philosophy and Objectives

Prior to our IPO, compensation decisions had been made on a case-by-case basis by our Chief Executive Officer, our Chairman of the Board and our Board of Directors with the goal of hiring and retaining individuals with proven ability and compensating them in a manner that is commensurate with the quality and level of their contributions to FriendFinder.  Following our IPO in May 2011, our Compensation Committee was reconstituted and it established a formal compensation philosophy. Our formal compensation philosophy provides that our Compensation Committee will consider a variety of factors in determining the compensation of our executives, including our Named Executive Officers. Such factors include, but are not limited to, prior training, prior relevant work experience and the extent to which an executive officer possesses such skills or knowledge that render him or her essential to our business or difficult to replace.  Our Compensation Committee has continued to follow the general approach to executive compensation that we followed prior to our IPO, rewarding superior individual and company performance, such as meeting certain revenue targets, with commensurate compensation as part of a comprehensive compensation policy.

Role of Executive Officers in Compensation Decisions

In 2011 prior to our IPO, decisions as to the compensation of our executive officers were made primarily by our Chief Executive Officer and our Chairman of the Board. However, our Board of Directors was responsible for making decisions regarding the compensation of our Chief Executive Officer and our Chairman of the Board. Mr. Previte, in consultation with Mr. Shashoua, also served a role in making compensation decisions during 2011 prior to our IPO through the establishment of bonus pools that were allocated amongst management and staff of certain divisions of FriendFinder if financial and performance objectives were met.

In the past, executive officers who are also Board members participated in the discussion of their compensation but abstained from the determination of their compensation. Our Chief Executive Officer and our Chairman of the Board reviewed the performance of each of our Named Executive Officers (other than their own performance which had historically been reviewed by our Board of Directors) periodically but not in accordance with any specific schedule. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and bonus payout amounts, were presented to our Board of Directors, which had the discretion to modify any recommended adjustments or awards to executives.

Subsequent to our IPO, our Compensation Committee determines each element of compensation for our executive officers. Our Chief Executive Officer and our Chairman of the Board continue to review the compensation and performance of each executive officer other than themselves annually and make recommendations to the Compensation Committee regarding each executive officer's total compensation package for the following year. The Compensation Committee in turn makes the final decisions regarding compensation packages, taking into account such input.

Prior to our IPO, Messrs. Bell and Staton had the authority to approve grants of options to purchase up to 1,000 shares of common stock to new employees without the approval of our Board of Directors. Subsequent to our IPO, incentive compensation and awards under equity-based plans are now determined by our Compensation Committee.

Setting Executive Compensation

Due to the unique nature of each Named Executive Officer's duties, our criteria for assessing executive performance and determining compensation in any given year are inherently subjective and are not based upon specific formulas or weighing of factors. While our Compensation Committee has a general understanding of the compensation practices of other similar companies and does consider general marketplace information when making compensation decisions, we have not, to date, felt it necessary to utilize the services of a compensation consultant or to do any formal benchmarking.

Executive Compensation Components

The principal components of compensation for our executive officers, including our Named Executive Officers, are:

•

base salary;

•

bonuses;

•

long-term equity incentive compensation in the form of stock options or restricted stock; and

•

retirement benefits.

Our Compensation Committee authorizes payment of each of these components in order to ensure that a desirable overall mix is established between base compensation and incentive compensation. The committee also evaluates on a periodic basis the overall competitiveness of our executive compensation packages as compared to packages offered in the marketplace for which we compete for executive talent. Overall, our committee believes that our executive compensation packages are currently appropriately balanced and structured to retain and motivate our Named Executive Officers.

Prior to our IPO, Messrs. Marc Bell and Staton were compensated pursuant to the terms of a management agreement entered into with Bell & Staton, Inc. which contemplated their performance of certain management services. In December 2008, our Board of Directors approved new forms of employment agreements for Messrs. Bell and Staton to be effective upon the consummation of our IPO. On March 14, 2011, our Board approved revised forms of these agreements, each of which became effective upon the consummation of our IPO on May 16, 2011, and an employment agreement for Mr. Previte, which became effective upon signing on March 14, 2011. Mr. Previte's compensation had been previously determined in accordance with a consulting agreement. Our Board of Directors approved these employment agreements in order to compensate Messrs. Bell, Staton and Previte for their efforts in consummating our IPO and for the increased responsibility associated with our status as a public company. Messrs. Shashoua and Brackett also had employment agreements in place in 2011. On November 18, 2011, we entered into a new employment agreement with Mr. Shashoua. On April 24, 2012, we entered into amended and restated employment agreements with Messrs. Bell, Staton and Previte.  These agreements are described in greater detail below.

Base Salary

We provide our executive officers and other employees with base salary to compensate them for services rendered during the year. Base salary ranges for Named Executive Officers are determined for each executive based on his or her position and scope of responsibility. The initial base salary for most of our Named Executive Officers was established in their initial service agreements with us.

Salary levels are reviewed occasionally upon a promotion, a material change concerning the Company or other material change in job responsibility. During 2011, prior to our IPO, merit based increases for executive officers, other than our Chief Executive Officer and our Chairman of the Board, were based on our Chief Executive Officer's and our Chairman of the Board's assessment of the individual's performance.

During 2011, in reviewing base salaries for our executive officers, our Chief Executive Officer and our Chairman of the Board primarily considered:

•

the executive officer's total compensation package, both individually and relative to other executive officers; and

•

the individual performance of the executive officer.

During 2011, prior to our IPO, our Chief Executive Officer and our Chairman reviewed these criteria collectively but did not assign a weight to each criterion when setting base salaries. Each base salary adjustment was made by our Chief Executive Officer and our Chairman subjectively based upon the foregoing.

While we do not have a practice of re-evaluating the base salaries of our executives each year, base salaries may be reviewed and adjustments may be made in connection with promotions or other changes in an executive's responsibilities or taking into account internal equities. Messrs. Bell and Staton each received compensation through the management agreement in 2010 and 2009 of $291,666 and $250,000, respectively. We amended the management agreement as of November 1, 2010 such that each would receive annual compensation of $500,000.  Messrs. Bell and Staton each received compensation through the management agreement for 2011 from January 1, 2011 through May 15, 2011, the day before our IPO was consummated, of $184,722.  Pursuant to the terms of their March 14, 2011 employment agreements, subject to the terms of the indentures governing the 14% Senior Secured Notes due 2013, the 14% Cash Pay Secured Notes due 2013 and the 11.5% Convertible Non-Cash Pay Secured Notes due 2014 issued by the Company and Interactive Network, Inc., as amended (collectively, the “Indentures”), upon the consummation of our IPO, the annual base salaries of each of Messrs. Bell and Staton were $1,000,000 per year, subject to a discretionary annual increase of 10%, in recognition of their leadership roles within our new public company. In March 2012, we agreed as part of the Supplemental Indentures we executed with the Trustee under our 14% First Lien Notes due 2013 and 14% Cash Pay Second Lien Notes due 2013 to limit the cash compensation of each employee that is an owner or beneficial holder of 5% of our stock to $500,000 per year and this limit will apply to Messrs. Bell and Staton for the fiscal year ending December 31, 2012.

On April 1, 2010, our Chief Executive Officer and our Chairman of the Board approved an increase in the annual base salary of Mr. Shashoua from $400,000 per year to $480,000 per year, and authorized an increase in the annual base salary of Mr. Previte from $500,000 to $600,000. In each case, these increases reflect increased responsibilities resulting from the expansion and success of our business. Mr. Brackett's annual base salary was increased from $365,000 to $396,000 in December 2010 in conjunction with the execution of a new employment agreement. We entered into a new employment agreement with Mr. Shashoua on November 18, 2011. The employment agreements of Messrs. Bell, Staton and Previte were amended and restated on April 24, 2012.  These agreements are described in greater detail below.

Bonuses

We use bonuses to reward individual and company performance, however, these bonuses vary from executive to executive as we have not established a comprehensive bonus plan. Following our IPO, Messrs. Bell and Staton were eligible for annual bonuses of up to 100% of their annual base salaries, subject to the terms of our note agreements, as amended. Messrs. Bell and Staton did not receive bonuses for 2011. To incentivize Mr. Shashoua to stay with us through our IPO, Mr. Shashoua's employment agreement also contemplated a bonus of up to 50% of annual base salary, contingent upon his continued employment upon the completion of our IPO. Prior to entering into the amended and restated employment agreement with Mr. Previte in March 2012, we had not entered into any formal bonus arrangement with Mr. Previte. On October 27, 2010, we issued new debt to repay our then existing debt, which we refer to as the New Financing. In December 2010, in recognition of the efforts of Messrs. Previte and Shashoua in the successful consummation of the New Financing, they were each granted a discretionary bonus of $150,000 by our Chief Executive Officer and our Chairman of the Board. In January 2011, Mr. Shashoua received a discretionary bonus of $233,333. We determined that half of this bonus was earned in 2010 and half was earned in 2011. We did not pay any other discretionary bonuses during 2011.

On December 1, 2010, in light of Mr. Brackett's role as a key executive of Various, and in order to secure his continued service with us, we entered into a new employment agreement pursuant to which his prior quarterly bonuses were replaced with an annual bonus. The bonus was designed to award Mr. Brackett for growth of the internet operations and the bonus includes two factors, top-line revenue and Various EBITDA. The bonus is calculated by adding the positive percentage change in top-line revenue of Various from the prior year and the positive percentage change in Various EBITDA from the prior year, divided by two and multiplied by 10.

The resulting percentage multiplied by Mr. Brackett's base salary yields his annual bonuses not to exceed 100%. Our Chief Operating Officer and President, currently Mr. Previte, has discretion to adjust the bonus to reflect personal performance factors. The annual bonus will be calculated and paid within 30 days following completion of our audited financial reports for the prior year. For 2011, the bonus calculation yielded a bonus of 28.1% of base salary, or $111,404.

Long-Term Equity Incentive Compensation

2008 Stock Option Plan

In April 2008, we adopted our 2008 Stock Option Plan, which was amended and restated and approved by our stockholders on February 1, 2010, in order to provide certain of our employees, Directors and consultants with equity-based compensation and align their interests with those of our stockholders. The plan allows us to grant incentive stock options within the meaning of Section 422 of the Code, as well as nonqualified stock options. Subject to adjustment in accordance with the terms of our 2008 Stock Option Plan, 1,343,997 shares of our common stock were originally available for the grant of stock options under the plan. Shares of common stock issued under our 2008 Stock Option Plan may be authorized but unissued shares or treasury shares of common stock. If any stock options expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for new option grants. As of April 20, 2012, 183,647 shares remain available for grant under the 2008 Stock Option Plan.

Our Compensation Committee administers the plan and has the authority to grant options, prescribe rules and regulations relating to the plan, interpret the plan and awards and make all other determinations necessary for the administration of the plan. We may amend or terminate the plan at any time, subject to stockholder approval in certain cases, but we may not materially impair the rights of an existing option holder without his or her consent. Unless it is terminated earlier, the plan will terminate on December 31, 2017.

The exercise price of the stock options will not be less than the aggregate fair market value of the shares of our common stock subject to such stock options on the date of grant, unless otherwise determined by the Compensation Committee in the case of a non-qualified stock option. The exercise price of any stock options granted upon the consummation of our IPO is $10.00 per share based on the price per share of our common stock sold to the public pursuant to our IPO. In general, stock options granted pursuant to the plan have a term of ten years and vest ratably over five years, unless otherwise specified by the administrator. However, the stock options may be exercised only after eighteen months after the date of our IPO, or November 16, 2012. Under the plan, an option holder may exercise his or her options by delivering written notice to our Secretary or our Treasurer and paying the exercise price in cash, shares of our common stock already owned by the option holder, or by cashless exercise using a broker.

In the event of a change in control (defined in the plan as any sale or conveyance of all or substantially all of our property and assets or any consolidation or merger of us or any acceptance of a tender offer for a controlling number of our shares), our Board of Directors may accelerate the vesting of options, notify option holders that their vested stock options may only be exercised within thirty days after they are notified or provide for outstanding options to be assumed or converted into similar options in any surviving or acquiring entity.

Except as permitted by the Board of Directors, stock options may not be transferred by an option holder, other than by will or by the laws of descent or distribution, and may only be exercised by an option holder, his or her legal representative or by a permitted transferee during the option holder's lifetime.

Unless otherwise determined by the Board of Directors or the Compensation Committee, in the event of an option holder's death, total and permanent disability or termination of employment with us for any reason other than for cause or the option holder's voluntary resignation, the option holder (or his or her legal representative, designated beneficiary, executor, administrator or heir in the case of death or disability) will have the ability to exercise his or her options that were vested at the time of the option holder's death, total and permanent disability or termination, as the case may be, within three months following the date of such death, disability or termination of employment, but no later than the expiration of the options. However, if the option holder's employment is terminated for cause or due to his or her resignation, the option holder's stock options will terminate on the date his or her employment terminates.

In the event that a non-employee Director has served his or her full term, any vested stock options that he or she holds as of the date his or her service terminates will be exercisable until the options expire. If a non-employee Director dies while serving on our Board of Directors, the vested stock options that he or she holds as of the date of death will be exercisable for one year following death, but no later than the date the stock options expire.

In the event of certain non-recurring changes in our capitalization or corporation transactions, the Compensation Committee, as the administrator of the plan, may determine the appropriate adjustment to be made to the stock options granted pursuant to the plan.

On July 7, 2008, in order to incentivize our executives to use best efforts to effectuate our IPO, to aid in retention and to remain competitive with the market, we entered into agreements with certain of our executives, including our Named Executive Officers, to grant options as of the consummation of our IPO to purchase shares of our common stock with an exercise price equal to the offering price of the shares of our common stock pursuant to the offering, which was $10.00 per share. With respect to our Named Executive Officers, Messrs. Bell, Staton and Shashoua received options to purchase 50,000 shares, Mr. Previte received options to purchase 37,500 shares and Mr. Brackett received options to purchase 25,000 shares. The number of options granted to each of our Named Executive Officers depend on the individual's position and ability to influence our financial performance and, in the case of options to be granted in connection with our IPO, the extraordinary efforts of Messrs. Bell, Staton and Shashoua. Those with the most responsibility were accordingly granted a larger number of options and our Named Executive Officers received a proportionately larger grant than our other executives because our Board of Directors recognized that their continued retention and motivation was critical to our future success. We also granted additional options to purchase shares of our common stock at our IPO price of $10.00 per share to other high-level employees.

Each of our Named Executive Officers will be eligible to receive additional awards in the future under our 2008 Stock Option Plan or in connection with employment terms or agreements. Additional grants of stock options under our 2008 Stock Option Plan will be made both pursuant to employment agreements and ad hoc as to be determined by our Compensation Committee. To date, we have not established any formal option granting policies. No awards of stock options were granted to the Named Executive Officers under the 2008 Stock Options Plan during 2011.

On March 26, 2012, the Compensation Committee granted the following option awards to certain of the Named Executive Officers under the 2008 Stock Option Plan:  Ezra Shashoua – options to purchase 100,000 shares of common stock and Robert Brackett – options to purchase 100,000 shares of common stock.  In each case, the option award has an exercise price of $1.41 per share, the option award vests 20% on each of the first through fifth anniversaries of the grant date and has an expiration date of March 26, 2022.

2009 Restricted Stock Plan

On March 23, 2009, in order to attract and retain key personnel, including our Named Executive Officers, and compensate them for services provided and to be provided in the future, our Board of Directors approved our 2009 Restricted Stock Plan.

Our 2009 Restricted Stock Plan is administered by our Compensation Committee which interprets the plan and exercises discretion pursuant to its terms. Our Compensation Committee may prescribe, amend and rescind rules and regulations relating to our 2009 Restricted Stock Plan and may make and approve all other determinations necessary for its administration. The decisions of our Compensation Committee on any interpretation of our 2009 Restricted Stock Plan or its administration will be final and binding.

The aggregate number of shares of restricted stock that may be granted under our 2009 Restricted Stock Plan is limited to one percent (1%) of the fully-diluted equity of our Company on the date that we consummated our IPO, which is 393,875 shares. Our Compensation Committee is charged with administering our 2009 Restricted Stock Plan and all Directors, employees and consultants of our Company or of any subsidiary of our Company are eligible to receive restricted stock grants under the plan. All grants of restricted stock will be governed by an award agreement between us and the recipient.  As of April 20, 2012, 18,875 shares remain available for grant under the 2009 Restricted Stock Plan.

Unless otherwise determined by the Compensation Committee, restricted stock granted under our 2009 Restricted Stock Plan will generally vest on the third anniversary of the grant date, subject to the Company's right to repurchase such shares upon the termination of the recipient's employment prior to such vesting date, except as provided in the immediately following sentence. Unless otherwise determined by the Compensation Committee, the repurchase price for the shares shall be $0.10 per share. Restricted shares will also vest prior to the third anniversary of the grant date if the recipient's employment has been terminated (i) by us for a reason other than for “cause”; (ii) by the recipient under circumstances that constitute “good reason” under the recipient's employment agreement (if the agreement contemplates this type of termination); (iii) as a result of a “change in control” of our Company (defined below); (iv) by reason of the recipient's death or disability; or (v) if the recipient's employment is pursuant to an employment agreement, upon the expiration of the term of the agreement. For purposes of our 2009 Restricted Stock Plan, “change in control” means (i) an acquisition of 50% or more of the then issued and outstanding stock of the Company or the power to elect or appoint a majority of the Board of Directors, (ii) a merger or consolidation resulting in the transfer of the voting power of more than 50% of the issued and outstanding shares or (iii) a sale or disposition of all or substantially all of the Company's assets.

Prior to vesting, the restricted shares may not be sold, assigned, transferred or pledged by the recipient. The recipient will otherwise have all the rights of a stockholder with respect to any such shares issued to him or her, including the right to vote them and to receive all dividends and other distributions paid with respect to them. Other than the aggregate number of shares that may be granted under our 2009 Restricted Stock Plan being limited to 393,875 shares, there are no other limitations on annual or aggregate awards under our 2009 Restricted Stock Plan.

The number of shares available for grant under our 2009 Restricted Stock Plan is subject to adjustment in the event of a stock split, reverse split, merger, recapitalization or similar transaction.

Our Board of Directors may amend, suspend or terminate our 2009 Restricted Stock Plan in whole or in part at any time, provided that the amendment does not adversely affect any rights or obligations of any recipients. Restricted stock granted under our 2009 Restricted Stock Plan is intended to be subject to Section 83 of the Code. No awards of restricted stock under the 2009 Restricted Stock Plan were made during 2011.

On March 26, 2012, the Compensation Committee approved the following grants of restricted stock under the 2009 Restricted S tock Plan to certain of our Named Executive Officers:  Anthony Previte – 100,000 shares of restricted stock, Ezra Shashoua – 100,000 shares of restricted stock, and Robert Brackett – 75,000 shares of restricted stock.  In each case, the grant of restricted stock vests on the third anniversary of the grant date.

Retirement Benefits

Currently, we operate one 401(k) plan – the FriendFinder Networks Inc. Employees Retirement Plan and Trust 401(k) Plan, which has a matching component. During 2011, we had two 401(k) plans — the FriendFinder Networks Inc. Employees Retirement Plan and Trust 401(k) Plan, which had a discretionary matching component, and the FriendFinder Networks Inc. 401(k) Plan, which contained a matching component. We have historically elected not to make matching contributions under the FriendFinder Networks Inc. Employees Retirement Plan and Trust 401(k) Plan which was in place prior to January 1, 2012. Other than as mentioned above, we do not provide any company-sponsored retirement benefits to any employee, including to our Named Executive Officers.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our Named Executive Officers (in their capacities as such as of December 31, 2011) in the fiscal years ended December 31, 2011, 2010, and 2009.

Name and Principal Position	Year	Salary ($)		Bonus ($)		All Other Compensation ($)		Total ($)
Marc H. Bell,	2011	809,722	(1)	__		8,085	(3)	817,807
Chief Executive Officer and Director	2010	291,666	(2)	—		22,582	(3)	314,248
	2009	250,000	(2)	—		15,634	(3)	265,634
Daniel C. Staton,	2011	809,722	(4)	__		59,695	(6)	869,417
Chairman of the Board	2010	291,666	(5)	—		69,414	(6)	361,080
	2009	250,000	(5)	—		72,296	(6)	322,296
Ezra Shashoua,	2011	480,000		116,667		—		596,667
Chief Financial Officer	2010	460,000		150,000	(7)	—		610,000
	2009	400,000		—		—		400,000
Anthony Previte,	2011	600,000		__		—		600,000
President and Chief Operating Officer	2010	574,999		150,000		—		724,999
	2009	500,000		—		—		500,000
Robert Brackett,	2011	396,000		111,404		27,322	(8)	534,726
President, internet group	2010	365,000		111,200				476,200
	2009	337,917		288,667	(9)	—		626,584

(1)

This amount reflects $184,722 which is the portion of payment to Bell & Staton, Inc., pursuant to the management agreement, that is attributable to Mr. Bell for January 1, 2011 through May 15, 2011 in addition to the $625,000 that is attributable to Mr. Bell for May 16, 2011 through December 31, 2011.

(2)

This amount reflects the portion of the payment to Bell & Staton, Inc., pursuant to the management agreement, that is attributable to Mr. Bell.

(3)

This amount represents certain subsidies we provide Mr. Bell for the cost of healthcare coverage.

(4)

This amount reflects $184,722 which is the portion of payment to Bell & Staton, Inc., pursuant to the management agreement, that is attributable to Mr. Staton for January 1, 2011 through May 15, 2011 in addition to the $625,000 that is attributable to Mr. Staton for May 16, 2011 through December 31, 2011.

(5)

This amount reflects the portion of the payment to Bell & Staton, Inc., pursuant to the management agreement, that is attributable to Mr. Staton.

(6)

This amount represents reimbursement for car lease expenses and the amount of certain subsidies we provide Mr. Staton for the cost of healthcare coverage.

(7)

This amount includes cash compensation of $116,667 for Mr. Shashoua in 2010 pursuant to his amended and restated employment agreement, dated April 1, 2010, which provided for additional cash compensation of $233,333 in connection with his continued employment through the completion of our IPO. The Company has determined that half of the bonus was earned in 2010 and the other half of the bonus was earned in 2011.

(8)

This amount represents reimbursement for auto expenses we provide Mr. Brackett.

(9)

This amount reflects $241,667 which is the second installment of Mr. Brackett's retention bonus and bonus payments with respect to the first, second and fourth fiscal quarters of 2009 as follows: $14,000 for the first quarter, $23,000 for the second quarter, $10,000 for the fourth quarter.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity-based awards held by the Named Executive Officers as of December 31, 2011.

	Number of Securities Underlying Unexercised Options		Option Exercise Price(1)	Option Expiration Date
Name
	Exercisable	Unexercisable
Marc H. Bell	30,000	20,000	$10.00	07/07/18
Daniel C. Staton	30,000	20,000	$10.00	07/07/18
Ezra Shashoua	30,000	20,000	$10.00	07/07/18
Anthony Previte	22,500	15,000	$10.00	07/07/18
Robert Brackett	15,000	10,000	$10.00	07/07/18

Indemnification Agreements with Directors and Officers

We have entered into indemnification agreements with our Directors and certain officers, a form of which is filed as an exhibit to this proxy statement. Under the terms of the indemnification agreements, we are required to indemnify the Directors against specified liabilities arising out of their services to us. The indemnification agreements require us to indemnify each Director and officer to the fullest extent permitted by law and to advance certain expenses incurred by the Director. The indemnification agreements provide limitations on the Directors' and officers' rights to indemnification in certain circumstances.

Equity Compensation Plan Information Table

The following information is with respect to our 2008 Stock Option Plan and 2009 Restricted Stock Plan for the fiscal year 2011.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	590,250	$10.00	753,747 (1)
Equity compensation plans not approved by security holders	---	---	393,875(2)
Total	590,250	$10.00	1,147,622

(1)

The information set forth above pertains to our 2008 Stock Option Plan as of December 31, 2011. For a discussion of our 2008 Stock Option Plan please refer to the section entitled “— Executive Compensation — Compensation Discussion and Analysis — Executive Compensation Components — Long Term Equity Incentive Compensation – 2008 Stock Option Plan.”

(2)

The information set forth above pertains to our 2009 Restricted Stock Plan as of December 31, 2011.  For a discussion of our 2009 Restricted Stock Plan please refer to the section entitled “— Executive Compensation — Compensation Discussion and Analysis — Executive Compensation Components — Long Term Equity Incentive Compensation — 2009 Restricted Stock Plan.

Executive Employment Agreements

Management Agreement. As disclosed in the Summary Compensation Table above, Messrs. Marc Bell and Staton received compensation in fiscal year 2009, 2010 and 2011 under the terms of a Management Agreement we entered into with Bell & Staton, Inc. (the “Management Agreement”).  Please see the discussion under “Certain Relationships and Related Party Transactions – Management Agreement” for a discussion of the terms of the Management Agreement.

Marc Bell and Daniel Staton. On December 9, 2008, our Board of Directors approved forms of employment agreements for each of Messrs. Bell and Staton. On March 14, 2011, our Board approved revised forms of these agreements, each of which became effective upon the consummation of our IPO. These employment agreements which were amended and restated on April 24, 2012, as more fully discussed below, replaced the Management Agreement and, subject to the terms of the Indentures, each agreement provided for a term of employment of five years at a base salary of $1,000,000 per year. The employment agreements provided for the base salary to be increased each year by 10% of the then current base salary. Additionally, each employment agreement provided for an annual bonus of up to 100% of base salary, 75% of which was based on our Compensation Committee's objective evaluation of the Company's performance and 25% of which was based on our Compensation Committee's subjective evaluation of the individual executive officer's performance. Such performance was to be evaluated after consultation with the executive within 60 days following the end of the year. The employment agreements provided that to the extent any portion of the annual bonus was non-deductible by us due to limitations imposed by Code Section 162(m), if paid in the ordinary course of business pursuant to the employment agreement, the non-deductible portion would be paid to Messrs. Bell and Staton (as applicable) after their employment with us was terminated. Messrs. Bell and Staton were each be entitled to receive options to purchase 4,167 shares of our common stock upon the effective date of each employment agreement and each anniversary date thereafter, which would vest 20% per each year over five years. In addition, beginning on the first anniversary of the employment agreement, Messrs. Bell and Staton would receive annual grants of 2,500 shares of restricted stock which would vest on the third anniversary of the grant date. If the executive ceased to be employed by us, except under certain circumstances, we had the option to repurchase the restricted stock issued to the executive less than three years prior to the executive's date of termination at a price of $2.00 per share.

Pursuant to these employment agreements, if the executive's employment was terminated as a result of a change in control (which was defined as (i) an acquisition of 50% or more of our then issued and outstanding stock or the power to elect or appoint a majority of our Board of Directors, (ii) a merger or consolidation resulting in the transfer of the voting power of more than 50% of our issued and outstanding shares or (iii) a sale or disposition of all or substantially all of our assets) or if the executive's employment is terminated by us without cause or by him for good reason, we would have become obligated to pay him severance equal to the lesser of (i) 2.99 times the base salary in the year of such termination or (ii) the amount of base salary owed to the executive for the remainder of the term of the agreement, to be made in 24 monthly payments, beginning within 60 days following the termination date plus an amount equal to the executives' bonus actually earned for the year prior to the year of termination, and the same level of health coverage and benefits as in effect on the day immediately prior to termination until the earlier to occur of the date that such executive is no longer eligible for continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or twelve months from the executive's termination date. In addition, the vesting of the executive's stock options would have accelerated to that number of shares that would have become vested if the executive had remained employed by us until the date twelve months following the termination date. Severance benefits were contingent upon each of Mr. Bell and Mr. Staton signing and not revoking a release of claims. In the event that the executive's employment was terminated by us for cause or was terminated by the executive without Good Reason, which we refer to as a Discretionary Severance Event, our Board of Directors, without the executive's participation, in its sole and absolute discretion, had the option to choose to pay the executive the severance payment, payable in 24 monthly payments, beginning within 60 days following the termination date. “Cause” was defined in the employment agreement as (i) a willful failure or refusal on the executive's part to perform his duties under the employment agreement, (ii) a willful failure or refusal to carry out the lawful directions of our Board of Directors, (iii) willful gross misconduct, willful dishonesty or fraud on the executive's part in connection with his employment, regardless of whether it results in economic harm to us or our subsidiaries or affiliates, (iv) conviction of or a plea of nolo contendere to a crime other than a minor traffic infraction, following an opportunity by the executive to appear and be heard by our Board of Directors, or (v) a material breach of any provision of the employment agreement. “Good Reason” included, without the executive's written consent, a material reduction in the executive's duties, position or responsibilities; a significant reduction in the executive's then current base salary or bonus; or the requirement that the executive relocate to an office more than fifty miles from its then current location. The employment agreements further provide that if we determined that any payment or benefit received or to be received by Mr. Bell or Mr. Staton, whether pursuant to the employment agreements or otherwise, would be subject to the excise tax imposed by Section 4999 of the Code, such payments would have been reduced so that the excise tax will not apply. The employment agreements provided that each of Messrs. Bell and Staton was permitted to devote up to twenty percent of his business time to other business activities. Under the employment agreements, Messrs. Bell and Staton were entitled to four weeks paid vacation and reimbursement of reasonable out-of-pocket expenses and were eligible to participate in each of our existing or future benefit plans, whether made available to employees generally or for the benefit of executives.

Finally, pursuant to these employment agreements, Messrs. Bell and Staton were each subject to (i) a non-compete covenant for a period of two years from the date of notice in the event of the executive's voluntary termination (other than for Good Reason) or a Discretionary Severance Event, if our Board of Directors chose to make the severance payments described above, whereby the executive could not have been employed directly or indirectly by one of our competitors, or otherwise engage directly or indirectly in any conduct, activity, or business that substantially competes with our internet segment, as described in the employment agreements and (ii) a non-solicitation covenant for a period of one year following the executive's notice of voluntary termination or a Discretionary Severance Event, if our Board of Directors chose to make the severance payments described above (other than for Good Reason), whereby the executive could not have (a) directly or indirectly solicited, induced, recruited, or encouraged any officer, Director, or employee of ours to leave the Company or terminate his or her employment with us, or (b) for the purpose of selling products or services competitive with us, solicited any of our actual or prospective customers or clients by using our Proprietary Information (as defined in the employment agreements) or trade secrets, or otherwise solicited such customers or clients by using means that amount to unfair competition. Notwithstanding the foregoing, in the event that we did not make severance payments to Messrs. Bell and Staton, including under circumstances pursuant to which either of Messrs. Bell or Staton was terminated for cause and if our Board of Directors chose not to pay severance, Messrs. Bell and Staton would not have been subject to the non-compete or a non-solicitation provisions of their respective employment agreements.

On March 27, 2012, we entered into supplemental indentures with the Trustee relating to our 14% Senior Secured Notes due 2013 and 14% Cash Pay Second Lien Notes due 2013 (the “Supplemental Indentures”).  The Supplemental Indentures were approved by the required percentage of holders and provided for modifications which were substantially the same under each such Supplemental Indenture.  The Supplemental Indentures amended certain financial covenants and ratios to the applicable indentures.  Additionally, the Supplemental Indentures limit the cash compensation that may be paid to each employee that is an owner or beneficial holder of 5% of our stock to $500,000 per year.  This limit on cash compensation applies to Messrs. Bell and Staton.

On April 18, 2012, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved forms of amended and restated employment agreements for each of Messrs. Bell and Staton.  The amended and restated employment agreements were entered into by each of Messrs. Bell and Staton on April 24, 2012.  The following is a summary of the material changes that the amended and restated employment agreements implement from each of their prior employment agreements described above:

•

Modifies the duties and responsibilities of each of Messrs. Bell and Staton so that Mr. Bell shall serve as Chief Executive Officer through June 30, 2012 and as Chief Strategy Officer and Co-Chairman of the Board commencing on July 1, 2012 and Mr. Staton shall serve as Chairman of the Board through June 30, 2012 and Co-Chairman of the Board and consultant commencing on July 1, 2012;

•

Provides for a term ending on March 29, 2017;

•

Reduces the base salary of each of Messrs. Bell and Staton from $1,000,000 to $500,000 per year, subject to the ability to increase such base salaries by up to 10% per year if permitted under the terms of the Indentures;

•

Increases the performance bonus that each of Messrs. Bell and Staton is eligible to receive to include 100% of base salary in effect on the last day of the fiscal year plus 100% of the dollar value of the quarterly grants of common stock described below, which bonus will be payable in cash unless not permitted under the Indentures in which case it will be paid in shares of common stock;

•

Provides for each of Messrs. Bell and Staton to be granted 62,500 shares of our common stock on the last day of each calendar quarter beginning with the calendar quarter commencing April 1, 2012, subject to our stockholders approving the 2012 Stock Incentive Plan;

•

Provides for each of Messrs. Bell and Staton to receive an option to purchase 8,334 shares of our common stock in connection with executing the employment agreements and an option to purchase 4,167 shares of our common stock beginning on April 3, 2013 and each anniversary thereafter during the term of the agreement, subject to availability under our 2008 Stock Option Plan or our stockholders approving the 2012 Stock Incentive Plan;

•

Modifies our repurchase option so that we have the right to repurchase any restricted stock issued less than three years prior to the date of a termination at the fair market value of the restricted stock on the date such restricted stock was issued to Messrs. Bell and Staton;

•

Modifies the definition of “cause” so that a conviction of or plea of nolo contendere to a crime is deleted from the definition; and

•

Provides each of Messrs. Bell and Staton with severance benefits for a termination by us without “cause,” a termination by the executive for “good reason” or within 12 months following a “change in control” in an amount equal to five times the executive's base salary and five times the value of 250,000 shares of our common stock, 100% of the bonus opportunity actually earned for the fiscal year prior to the year of termination and the same level of health coverage and benefits immediately preceding the termination date. Severance benefits are contingent upon Messrs. Staton and Bell signing and not revoking a release of claims.

Ezra Shashoua. On September 6, 2007, we entered into an employment agreement with Mr. Shashoua, effective January 1, 2008, pursuant to which Mr. Shashoua would receive a base salary of $200,000 per year with an increase to $400,000 per year upon the consummation of an initial public offering. The employment agreement provided that Mr. Shashoua was an at-will employee, and thus his employment could have been terminated at any time. The employment agreement provided for Mr. Shashoua to be eligible to receive an annual performance based bonus of up to 50% of his then current annual base salary, which bonus was contingent upon his continued employment through the completion of the initial public offering and the achievement of certain goals and objectives as agreed to between Mr. Shashoua and senior management. The employment agreement also provided for Mr. Shashoua to be eligible to receive options upon pricing of the initial public offering equal to 0.6% of our total outstanding equity, with an exercise price equal to the initial public offering stock price. On July 8, 2008, Mr. Shashoua's employment agreement was amended and restated, increasing his base salary to $400,000 per year and identifying that he would be eligible for a grant of options to purchase 50,000 shares of common stock in lieu of an amount equal to 0.6% of our then outstanding equity, or in an amount equal to other top tier senior executives. On April 1, 2010, Mr. Shashoua's employment agreement was again amended and restated to increase his base salary to $480,000 and provided for a one-time additional payment of $233,333, which was made in January, 2011. In addition, upon the consummation of our IPO, Mr. Shashoua became entitled to receive a bonus of up to 50% of his then current annual base salary and became eligible to receive restricted stock from time to time. Mr. Shashoua was subject to a confidentiality provision and a provision acknowledging our ownership of intellectual property created by him during the term of his employment. Mr. Shashoua was entitled to at least four weeks paid vacation and was eligible to participate in our health, welfare and other employee benefit programs, including our 401(k) plan, and, as described in greater detail below, he was entitled to severance payments on the termination of his employment under certain circumstances.

On November 18, 2011, we entered into a new employment agreement with Mr. Shashoua which replaces Mr. Shashoua's previous employment agreement, as amended. The employment agreement provides for a three-year term commencing on November 18, 2011. The employment agreement provides that Mr. Shashoua will continue to receive his current annual base salary of $480,000, which may be increased from time to time in our discretion. Mr. Shashoua is eligible to receive a discretionary annual bonus contingent upon his achievement of certain goals and objectives to be agreed to with our executive management, and will be granted equity compensation from time to time under our equity compensation plan, commensurate with his status as a senior executive of our Company. As under his previous amended employment agreement, Mr. Shashoua is entitled to four (4) weeks paid vacation and may participate in any of our existing or future benefits and perquisites available to employees and to executive officers.

In the event Mr. Shashoua is terminated by us for cause, due to the expiration of the term or as a result of his death, Mr. Shashoua shall be entitled to (i) his then current base salary earned but unpaid through the termination date; (ii) any unpaid bonus that is earned and accrued for any completed fiscal year; and (iii) any benefits or payments he is entitled to under any plan, program, agreement, or policy (collectively, the “Accrued Amounts”). In the event Mr. Shashoua terminates his employment without good reason, Mr. Shashoua shall be entitled to the Accrued Amounts, and he shall also be entitled to receive his then current base salary for an additional one (1) year period and COBRA coverage if he complies with certain requirements, including that he does not accept employment with or provide consulting services to any web-based provider of adult-oriented social networking, chat or cams services worldwide for a one (1) year period following his termination. In the event Mr. Shashoua's employment is terminated as a result of a change in control, without cause, or by Mr. Shashoua for good reason during the term, Mr. Shashoua shall be entitled to the Accrued Amounts and Mr. Shashoua shall be entitled to receive additional severance benefits described below.

These additional severance benefits consist of: (i) a one-time lump sum payment of his then current base salary owed for the remainder of the term, except that in certain change in control circumstances the payment amount shall cover at least two (2) years of his then current base salary and in certain terminations without cause or for good reason by Mr. Shashoua, the payment amount shall cover at least one (1) year of his then current base salary; (ii) a one-time lump sum payment of one hundred percent (100%) of the bonus opportunity actually earned for the year prior to the termination year, if any; (iii) the same level of health coverage and benefits as in effect on the day immediately prior to the termination until the date that such executive is no longer eligible for continued coverage under COBRA; and (iv) the vesting of certain of the executive's stock and/or options will accelerate to that number of shares and options that would have become vested if the executive remained employed by us until the date the employment agreement would have otherwise expired. Although Mr. Shashoua is not entitled to these severance benefits in the event that Mr. Shashoua's employment is terminated by the Company for cause or due to Mr. Shashoua's death, the Company, in its sole and absolute discretion, may choose to pay Mr. Shashoua an amount equal to the sum of the base salary and bonus payments referred to in (i) and (ii) above in the preceding sentence. Severance benefits are contingent upon Mr. Shashoua signing and not revoking a release of claims.

“Cause” is defined in the employment agreement with the same meaning as was used in the employment agreements for Messrs. Bell and Staton that went into effect upon the consummation of the IPO and which predate the employment agreements entered into in April 2012 (the “IPO Employment Agreements”) discussed above, except with respect to a conviction of a crime, it shall mean the conviction of a crime other than a minor traffic infraction, and with respect to all events constituting “cause” other than a material breach of any provision of the employment agreement Mr. Shashoua shall have the opportunity to appear and be heard by our Board of Directors. “Good Reason” is defined in the employment agreement with the same meaning as in the IPO Employment Agreements for Messrs. Bell and Staton discussed above, except with respect to a significant reduction in compensation, it shall mean a significant reduction in the executive's then current base salary. “Change in Control” is defined in the employment agreement with the same meaning as in the IPO Employment Agreements for Messrs. Bell and Staton discussed above.

Finally, pursuant to this employment agreement, Mr. Shashoua is subject to (i) a non-compete covenant for a period of one (1) year from the date of termination in the event of the executive's voluntary termination (other than for good reason) or a Discretionary Severance Event (same meaning as in the IPO Employment Agreements for Messrs. Bell and Staton discussed above), if our Board of Directors chooses to make the severance payments described above, whereby the executive does not accept employment with or provide consulting services to any web-based provider of adult-oriented social networking, chat or cams services worldwide of a period of one (1) year following his termination with the Company; and (ii) a non-solicitation covenant for a period of one (1) year following the executive's termination for any reason, whereby the executive may not (a) directly or indirectly solicit, induce, recruit or encourage any officer, Director or employee of ours to leave or terminate his or her employment with us, or (b) for the purpose of selling products or services competitive with us, solicit any of our actual or prospective customers or clients by using our Confidential Information (as defined in the employment agreement), or otherwise solicit such customers or clients by using means that amount to unfair competition. The employment agreement also requires that Mr. Shashoua keep confidential such confidential information that was disclosed to or acquired by him at any time during the term of his employment agreement. Mr. Shashoua also agreed that any works produced during the scope of Mr. Shashoua's employment will be our property.

Anthony Previte. On March 14, 2011, our Board approved an employment agreement to be entered into by Mr. Previte as Chief Operating Officer with us and our subsidiary Various, Inc., effective immediately upon execution. Pursuant to his employment agreement, which was amended and restated on April 24, 2012, as more fully discussed below, Mr. Previte was entitled to a base salary of $600,000 annually and was eligible to receive a discretionary annual bonus contingent upon his achievement of specific goals and objectives to be set forth and agreed to with and by senior management. The employment agreement was for a term of three years. Mr. Previte was also entitled to participate in our health, welfare and other employee benefit programs, including our 401(k) plan, our paid time off program and our equity compensation plans, commensurate with his status as a senior executive. Under this employment agreement, if we had terminated his employment for cause, we were not required to make any additional payments under the employment agreement, other than his unpaid salary through the date his employment is terminated. In the event Mr. Previte had terminated the employment relationship, we would have continued to pay his base salary, but not bonus payments, for a period of one year following his termination. The continued payments upon his termination without cause or termination by Mr. Previte was contingent upon his compliance with his one year post-termination covenants not to solicit our employees or customers, his agreements with respect to intellectual property and confidentiality (described below) and his covenant not to accept employment with or provide consulting services to any web-based provider of adult-oriented social networking, chat or cams services worldwide during any period in which he would have been entitled to such post-termination payments. Mr. Previte's employment agreement also required that he keep confidential such confidential information that was disclosed to or acquired by him at any time during the term of his employment agreement. Mr. Previte also agreed that any works produced during the scope of his employment would be our property.

On March 29, 2012, our Board of Directors approved the appointment of Anthony Previte, our Chief Operating Officer, to the additional role of President, effective March 30, 2012.  On April 18, 2012, the Compensation Committee recommended to the Board of Directors and the Board of Directors approved a form of amended and restated employment agreement for Mr. Previte.  The amended and restated employment agreement was entered into by Mr. Previte on April 24, 2012.  The following is a summary of the material changes that the amended and restated employment agreement implements from Mr. Previte's prior employment agreement described above:

•

Modifies the duties and responsibilities of Mr. Previte so that he serves as President and Chief Operating Officer through June 30, 2012 and as President and Chief Executive Officer commencing on July 1, 2012, subject to the condition that Mr. Previte perform the duties and responsibilities of President to the satisfaction of our Chief Executive Officer and Chairman of the Board;

•

Provides for a five-year term;

•

Increases the base salary of Mr. Previte from $600,000 to $800,000 per year through June 30, 2012 and from $800,000 to $990,000 per year thereafter, subject to the Board's ability to increase such base salaries;

•

Provides that Mr. Previte will be eligible to receive an annual performance bonus of up to 100% of base salary, 75% of which was based on the Compensation Committee's objective evaluation of the Company's performance on goals relating to revenue growth, successful integration of acquisitions, EBITDA growth and margin improvement, which goals shall be provided to Mr. Previte at the beginning of each fiscal year, and 25% of which was based on the Compensation Committee's subjective evaluation of Mr. Previte's performance.

•

Provides for Mr. Previte to be granted 500,000 shares of restricted stock, one-third of which shall vest on each of the first three anniversaries of the date of issuing the restricted stock, subject to our stockholders approving the 2012 Stock Incentive Plan;

•

Modifies the definition of “cause” so that a conviction of or plea of nolo contendere to a crime is deleted from the definition; and

•

Provides Mr. Previte with severance benefits for a termination by us without “cause” and a termination by the executive for “good reason” in an amount equal to the base salary owed for the remainder of the term, payment of 100% of the bonus opportunity actually earned for the fiscal year prior to the year of termination and the same level of health coverage and benefits immediately preceding the termination date.  In the event of the termination of Mr. Previte for any reason within 12 months following a “change in control,” Mr. Previte will be entitled to receive five times his base salary, payment of 100% of his bonus opportunity actually earned for the fiscal year prior to the year of termination and the same level of health coverage and benefits immediately preceding the termination date.  Severance benefits are contingent upon Mr. Previte signing and not revoking a release of claims.

Robert Brackett. On December 7, 2007, we retained Mr. Brackett pursuant to an offer letter. He initially served as the President of Various, Inc. and now serves as the President of our internet group. The offer letter provides for a term of three years from Mr. Brackett's start date. Pursuant to his offer letter, Mr. Brackett is entitled to a base salary of $315,000 annually (which was increased to $365,000 in July 2009) and is eligible to receive equity-based compensation and health and 401(k) plan benefits. Mr. Brackett's offer letter also contains a bonus plan that ended on December 31, 2007, pursuant to which Mr. Brackett would have been awarded a bonus on a quarterly basis, based on top-line revenue and bottom-line profit growth rates. Mr. Brackett's offer letter contains one year post-termination covenants not to solicit our employees or customers.

In addition to his offer letter, Mr. Brackett executed an Employee Proprietary Information Agreement upon the commencement of his employment with us, pursuant to which he agreed to hold confidential information he learns about us, our work, and inventions. Mr. Brackett also agreed that any works produced during the scope of his employment will be our property.

Mr. Brackett also entered into a Bonus Award Agreement with us on November 13, 2007, which was amended on December 5, 2007, pursuant to which he became entitled to receive certain bonuses upon the closing of the sale of Various, Inc. to Penthouse Media Group, Inc. on or before December 31, 2007. Mr. Brackett received $207,143 as a transaction bonus on the closing date of the acquisition of Various, Inc., $517,857 as a post-closing bonus on or before the one-month anniversary of the closing date, and he also became entitled to receive payment of $241,667 on each of the first three anniversaries of the closing date as retention bonuses, assuming Mr. Brackett's continued employment.

On December 13, 2010 we entered into a new three year employment agreement with Mr. Brackett, effective January 1, 2011, pursuant to which Mr. Brackett's salary was increased to $396,000 per year. The agreement also provides for an annual bonus based upon top-line revenue and EBITDA growth rates of Various, Inc. The agreement provides that Mr. Brackett is an “at-will” employee and the term of the agreement is three years. The agreement contains post-termination covenants not to solicit our employees or customers for the longer of one year from the date of termination or the period of time payments are being made under the agreement, not to accept employment with or provide consulting services to any web-based provider of adult-oriented social-networking, chat or cams services worldwide for the period of time payments are being made under the agreement and not to use our confidential information to interfere with our business relationships with our customers, clients, vendors, business partners or suppliers. Mr. Brackett is eligible to participate in our health, welfare and other employee benefit programs, including our 401(k) plan, our paid time off program and our equity compensation plans, commensurate with his status as a senior executive. Under this agreement, if Mr. Brackett's employment is terminated by us without cause, he will be entitled to continue receiving his base salary, but not bonus payments, for the remainder of the term. If he resigns for any reason (other than in connection with a termination by us for cause), Mr. Brackett will be entitled to continue receiving his base salary, but not bonus payments, for a period of one year following his resignation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

In accordance with the powers and duties of the Compensation Committee as set forth in its charter, the committee hereby reports the following:

1.

The Compensation Committee has reviewed and discussed with management, the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K set forth elsewhere in this proxy statement; and

2.

Based on the review and discussion referred to in the preceding paragraph, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee:

Toby E. Lazarus (Chairperson)

James LaChance

Jason H. Smith

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as described below, there has not been, nor is there any proposed transaction where we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any Director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the employment agreements described above, during 2010 and 2011.

Management Agreement

In October 2004, we entered into a management agreement with Bell & Staton, Inc., a Florida corporation controlled by Marc Bell, our Chief Executive Officer and Director, and Daniel Staton, our Chairman of the Board, whereby certain management services were to be performed by Messrs. Bell and Staton, or the managers, as designated by our Board of Directors. The management agreement was originally for a term of five years and provided for an annual fee of $500,000. On August 17, 2005, the management agreement was amended to limit the total annual fee to be paid to the managers to a maximum of $500,000 so long as any of the $33.0 million of notes issued by the Company in 2005 (the “2005 Notes”) or any guaranty thereof remained outstanding and to prohibit the payment of the annual fee as long as there is a default occurring on the 2005 Notes. On August 23, 2006, the management agreement was further amended to provide that no management fee, other than reimbursement of expenses, shall be paid to the managers so long as there is a default or an event of default occurring on the $5.0 million of notes issued by FriendFinder in 2006 (the “2006 Notes”). On October 8, 2009, we amended the management agreement to extend the term of the management agreement until the consummation of an initial public offering of our common stock as described in such amendment. We amended the agreement to increase the annual fee to $1.0 million and to remove all other bonus opportunities effective November 1, 2010. The term of the amended and restated agreement concluded upon the consummation of our IPO of our common stock. The amended and restated management agreement also provided that we could grant stock options directly to the managers, but did not provide for their participation in a bonus pool. An aggregate of $583,332 and $369,444 in management fees were paid in 2010 and 2011, respectively, under the management agreement.

Boca Raton Lease

Effective January 1, 2005, we entered into a lease with 6800 Broken Sound LLC, an affiliate of Marc Bell, our Chief Executive Officer and Director, to lease 3,533 square feet of space in an office building in Boca Raton, Florida.  The lease, as amended, provided for an annual base rent of $59,646, payable in equal monthly installments.  We are also responsible for certain costs, including property taxes, utilities, repairs, maintenance, alterations, cleaning and insurance, currently estimated to be $50,911 per annum.  We amended the lease on November 1, 2010 to provide for an aggregate of 8,533 square feet of space, with the annual base rent and expenses not to exceed $150,000 per year.  Total rent expense net of sales tax under this lease agreement was approximately $161,000 and $150,000 for the years ended December 31, 2010 and 2011, respectively.

Additional Reimbursement Agreements

On December 17, 2009, we agreed to pay compensation to Daniel Staton, our Chairman, and Marc Bell, our Chief Executive Officer, for options granted by such executives to Andrew Conru and Lars Mapstead, the former owners of Various, Inc. (Mr. Conru is also the beneficial owner of greater than 10% of our common stock), on an aggregate of 1,147,964 of our common shares owned by the executives.  Subject to the consummation of a public or private offering of any of our equity or debt securities which occurs after the IPO, each of Messrs. Staton and Bell is to receive compensation of approximately $2.2 million, equal to 37.5% of the IPO price of $10 times 573,982 representing the number of shares of common stock on which options were granted.  In addition, we agreed to pay a consent fee to Messrs. Conru and Mapstead, on the same terms and calculated in the same manner as the compensation payable to our executives as described above or a total of approximately $4.4 million (to be allocated between Messrs. Conru and Mapstead).  Subject to the trading price of our stock, as defined, being equal to or greater than 50% of the IPO price, we shall pay one-third of the $8.8 million on the first business day of the first full calendar quarter following the consummation of the equity or debt offering referred to above, and one-third of such amount on the first business day of each of the next two calendar quarters.  In the event of a change in control event, we shall pay any remaining unpaid amount.

Grant of Options

On July 7, 2008, our Board of Directors authorized the execution of agreements covering the grant of options to each of Andrew Conru and Lars Mapstead as of the consummation of our IPO to purchase 37,500 shares of our common stock pursuant to our 2008 Stock Option Plan.  These options were issued in May 2011.  The exercise price of these options is the share price offered to the public at the time of our IPO, or $10.00 per share.

Purchase of Series B Common Stock by Strategic Media I LLC

In 2004, PET Capital Partners LLC (“PET”) sold a minority position of non-voting Series B common stock to Interactive Brand Development Inc. (“IBD”).  In connection with the purchase agreement relating to this transaction, IBD was entitled to certain rights under the Shareholders' Agreement (to which we are a party), including the right to receive notice of and to participate on a pro rata basis in, any issuance or sale of securities to a related party.

In December 2008, Strategic Media I LLC, or Strategic, a Delaware limited liability company, purchased 1,274,165 shares of our non-voting Series B common stock from IBD. Staton Family Investments, Ltd., which is managed by Mr. Staton, our Chairman of the Board, owns 25.0% of the membership interests of Strategic. Bell Family 2000 Trust Agreement, an affiliate of Mr. Bell, our Chief Executive Officer and a Director, owns 25.0% of the membership interests of Strategic.  Mr. LaChance, one of our Directors, and his spouse own 6.25% of the membership interests of Strategic as tenants by the entirety.  Upon consummation of our IPO, the Series B common stock converted into common stock.

As a result of the transaction in December 2008, we delivered general releases to, and received general releases from, IBD, certain of its current and former Directors, officers and stockholders, as well as substantially all of IBD's creditors. The general release from IBD released us from, among other things, allegations raised in a July 30, 2007 letter from IBD that we, as well as certain of our officers and Directors, had violated the Nevada Revised Statutes, federal securities laws, state common law and breached the terms of the 2004 Shareholders' Agreement in connection with our offering of shares of Series B Convertible Preferred Stock in December 2007.

The purchase price for the shares purchased by Strategic in December 2008 was $36.6 million. A nonrefundable initial payment in the amount of $3.6 million was paid at the closing of the stock purchase. Strategic pledged the shares as security for payment of the balance of the purchase price. In light of the current price of our common stock, Strategic has informed us that it has decided not to pay the balance of the purchase price and it has offered to return the shares to IBD.

Consulting Agreements

On September 21, 2007, in connection with the acquisition of Various, Inc., we entered into a consulting agreement with Hinok Media Inc., an entity controlled by Andrew B. Conru. In exchange for consulting services, we agreed to pay Hinok Media Inc. the sum of $9,615.38 twice per month for the term of the agreement, which was originally one year and which automatically renews every month until either party terminates the agreement. On December 6, 2007, the agreement was amended as part of the amendment to the Various Stock Purchase Agreement to provide for additional payments to Hinok Media Inc. of $1.0 million on the first anniversary of the closing of the Various acquisition, $1.0 million on the second anniversary and $3.0 million on the third anniversary. On May 12, 2008, the parties signed a letter agreement confirming the amendment and clarifying that the additional payments would be made on the dates specified in the amendment regardless of whether the original consulting agreement is still in effect at the time. On October 8, 2008, Hinok Media Inc. assigned all of its rights and obligations under the original consulting agreement and the December 6, 2007 amendment to Youmu, Inc., an entity also controlled by Mr. Conru. In the year ended December 31, 2010, we paid a total of $3,230,769 to Youmu, Inc., $230,769 pursuant to the original consulting agreement and $3,000,000 pursuant to the December 1, 2007 amendment.  In the year ended December 31, 2011, we paid a total of $230,769 to Youmu, Inc. pursuant to the original consulting agreement.

On September 21, 2007, in connection with the acquisition of Various, Inc., we entered into a consulting agreement with Legendary Technology Inc., an entity controlled by Lars Mapstead. In exchange for consulting services, we agreed to pay Legendary Technology Inc. the sum of $9,615.38 twice per month for the term of the agreement, which was originally one year and which automatically renews every month until either party terminates the agreement. In each of the years ended December 31, 2010 and 2011, we paid a total of $230,769 to Legendary Technology Inc.

On October 8, 2009, in connection with the waiver by the sellers of all existing events of default under the note agreements, we entered into a binding term sheet pursuant to which we agreed to extend the terms of these consulting agreements through the first quarter of 2013 and to increase the aggregate fee payable to the furnishing entities in their respective consulting agreements in each respective year by $1.0 million in 2010, $1.0 million in 2011, $1.0 million in 2012 and $250,000 in the first quarter of 2013. Under such waiver, the furnishing entities were to share in such additional compensation in proportion to each of the sellers' ownership of stock of Various, Inc. prior to the December 2007 acquisition.

On October 27, 2010, concurrent with the refinancing of our debt, we amended their consulting agreements to eliminate our obligation to make an aggregate of $3.25 million of consulting payments and our ability to terminate the consulting agreements prior to March 13, 2013.

Confirmation of Certain Consent and Exchange Fees

On October 27, 2010, concurrent with the issuance of the 14% Senior Secured Notes due 2013 (the “Senior Secured Notes”), the 14% Cash Pay Second Lien Notes due 2013 (the “Cash Pay Notes”) and the 11.5% Convertible Non-Cash Pay Secured Notes due 2014 (the “Non-Cash Pay Notes”), and in consideration of Messrs. Conru and Mapstead consenting to the waiver of certain terms and conditions relating to indebtedness issued by Interactive Network, Inc. in December 2007 and committing to exchange certain old indebtedness for the First Lien Notes and Non-Cash Pay Notes, we agreed to pay consent and exchange fees to such affiliates of Conru and Mapstead as follows: $1.0 million was paid in each of December 2010 and 2011, $1.0 million is payable in 2012 and $250,000 is payable in the first quarter of 2013.

Waiver Fees and Extension Fees

We paid holders of the First Lien Senior Secured Notes issued by Interactive Network, Inc. (“INI First Lien Notes”) and Second Lien Subordinated Secured Notes issued by Interactive Network, Inc. (“INI Second Lien Notes”) approximately $2.6 million in waiver fees on March 31, 2010.  On an aggregate basis, Messrs. Marc Bell and Staton and their respective affiliates who were holders received their pro-rata share in the amount of $36,000 and $36,000, respectively, and Mr. Conru and Mr. Mapstead received their pro-rata share in the amount of $1.4 million and $100,000 respectively.

On June 28, 2010, we agreed, after arms-length negotiations with non-affiliate holders of the notes, to pay a 1.0% fee of approximately $463,000 to obtain an option to require the noteholders to extend the maturity date of the Senior Term Notes issued by FriendFinder (the “FFN Senior Term Notes”) to January 1, 2011. On October 27, 2010, we completed the new financing transaction and as a result the FFN Senior Term Notes were repaid. On an aggregate basis, Messrs. Bell and Staton and their respective affiliates received their pro rata portion in the amount of approximately $130,000.

Exchange for Senior Secured Notes by Marc H. Bell, Staton Family Investments, Ltd. and the Andrew C. Conru Trust and of Cash Pay Notes by Marc H. Bell and Staton Family Investments, Ltd.

In October 2010, Mr. Bell exchanged approximately $3,656,000, Staton Family Investments, Ltd., of which Mr. Staton is president, exchanged approximately $3,656,000, and the Andrew C. Conru Trust, of which Mr. Conru is the trustee, exchanged approximately $98.0 million in principal amount of INI First Lien Notes and INI Second Lien Notes, for approximately $3,730,000, $3,730,000 and $100.0 million of Senior Secured Notes, respectively, representing a 2% exchange premium. Mr. Bell also exchanged approximately $6,751,000 and Staton Family Investments, Ltd. also exchanged approximately $6,751,000 in principal amount of 2005 Notes and 2006 Notes, for $6,889,000 and $6,889,000, respectively, for Cash Pay Notes, representing a 2% exchange premium. After discussing and negotiating the exchange ratios with unaffiliated third parties, we determined that the 2% exchange premium was a key deal term necessary to incentivize the parties to effect the exchange. Mr. Staton is president of Staton Family Investments, Ltd. and had beneficial interest over all the Senior Secured Notes and Cash Pay Notes owned by Staton Family Investments, Ltd. On December 31, 2010, we paid $0.1 million, $0.1 million and $2.5 million of cash interest on the Senior Secured Notes to Mr. Bell, Staton Family Investments, Ltd. and the Andrew C. Conru Trust, respectively. On February 4, 2011, we paid $0.1 million, $0.1 million and $3.4 million of principal payments, representing cash payments of 102% of principal, to Mr. Bell, Staton Family Investments, Ltd. and the Andrew C. Conru Trust, respectively. On March 3, 2011 we paid $0.05 million, $0.05 million and $1.3 million of principal payments, representing cash payment of 102% of principal to each Mr. Bell, Staton Family Investments, Ltd. and the Andrew C. Conru Trust, respectively. In addition, on December 31, 2010, we paid $0.2 million of cash interest on the Cash Pay Notes to each of Mr. Bell and Mr. Staton. On February 4, 2011, we paid $0.2 million of principal payments representing cash payments of 102% of principal to each of Mr. Bell and the Staton Family Investments, Ltd. On March 3, 2011 we paid $0.1 million and $0.1 million of principal payments representing cash payments of 102% of principal to each Mr. Bell and Staton Family Investments, Ltd. Upon the consummation of the initial public offering, based upon an initial public offering price of $10.00 per share of common stock, Messrs. Bell, Staton and Conru received $1.5 million, $1.5 million and $14.2 million, respectively, in connection with the redemption of their Senior Secured Notes and Cash Pay Notes.

Prior to the new financing in October 2010, we received commitments from certain holders of the New First Lien Notes and Second Lien Subordinated Secured Notes to exchange for or otherwise acquire $207.0 million of Senior Secured Notes in the aggregate. We agreed, after arms-length negotiations with non-affiliate holders of the notes, to pay a cash commitment fee of 1.0% of each lender's commitment and to issue additional INI First Lien Notes (the “Additional INI First Lien Notes”) to such lenders in a principal amount of 4.0% of such lender's commitment (which was deemed to be earned at the time of such lender's commitment) and in a principal amount of 0.5% per month of such lender's commitment beginning on May 1, June 1, or August 1, 2010 (depending on the lender) and ending on the expiration date of such lender's commitment (which were deemed to be earned on the last day of each month during the commitment term). The Additional INI First Lien Notes were required to be issued on the earlier of the consummation of the new financing and the expiration date of such lender's commitment. These Additional INI First Lien Notes were exchanged for Senior

Secured Notes as part of this new financing. On an aggregate basis, Messrs. Staton and Bell and their respective affiliates received their pro-rata shares in the amount of $35,000 each in cash and accrued $0.2 million each of Additional INI First Lien Notes, and Conru and Mapstead received their pro-rata portion in the amount of $1.1 million and $32,000 in cash, respectively, and accrued $7.3 million and $0.2 million, respectively, of Additional INI First Lien Notes as of the new financing.

Prior to the new financing in October 2010, certain of the holders of the 2005 Notes and 2006 Notes agreed as part of the new financing to exchange their existing 2005 Notes and 2006 Notes into Senior Secured Notes, and the affiliated holders of the 2005 Notes and 2006 Notes agreed to receive Cash Pay Notes. We agreed, after arms-length negotiations with non-affiliate holders of the 2005 Notes and 2006 Notes, to pay a fee in connection with, and in partial consideration for such commitments, a cash fee of 3.0% of such lender's commitment upon the execution of the commitment letter, plus an additional 0.5% per month of such lender's commitment beginning on May 1, and ending on the expiration date of such lender's commitment. On an aggregate basis, Messrs. Staton and Bell and their respective affiliates received their pro-rata portion in the amount of $0.4 million each, through the new financing.

Sale of Notes by Marc H. Bell and Staton Family Investments, Ltd.

Marc H. Bell, Staton Family Investments, Ltd. and PET Capital Partners II LLC have each sold their principal holdings of Non-Cash Pay Notes, which amounted to $21.2 million, $21.2 million and $1.3 million, respectively, to unaffiliated third parties in a negotiated transaction.  In addition, Mr. Bell and Staton Family Investments, Ltd. have each sold their principal holdings of Senior Secured Notes, which amounted to $3.6 million, and $3.6 million, respectively, to unaffiliated third parties.  The rationale for the sales was to rebalance their investment portfolios and to pay tax liabilities incurred as a result of the new financing in October 2010.

Current Debt Holdings by Marc H. Bell and Staton Family Investments, Ltd.

As of December 31, 2011, Mr. Bell and Staton Family Investments, Ltd. held principal amounts of our debt as follows:

Entity	Cash Pay Notes
Marc H. Bell	$5.16 million
Staton Family Investments, Ltd.	$5.16 million

Consent Fees in Connection with Supplemental Indentures

On March 27, 2012, we entered into the Supplemental Indentures relating to the Senior Secured Notes and the Cash Pay Notes.  The Supplemental Indentures were approved by the required holders and provided for modifications which were substantially the same under each such Supplemental Indenture.  The Supplemental Indentures, among other things, amended certain financial covenants and ratios in the applicable indentures and limit the cash compensation that may be paid to each employee that is an owner or beneficial holder of 5% of our stock to $500,000 per year.  A consent fee of 1% of the current outstanding amount of notes under each indenture, or $2.3 million, was paid in cash to the holders of the Senior Secured Notes and Cash Pay Notes during the second quarter of 2012.  Messrs. Bell and Staton and their affiliates each received their pro-rata portion of the consent fee in the amount of $49,955.

Board Designees and Observers

Pursuant to the Indenture governing the First Lien Notes and the Cash Pay Notes, the holders of 51% of such notes (excluding notes held by affiliates of Messrs. Conru and Mapstead), are entitled to designate one member of our Board of Directors (two members if the Board shall have more than 10 members) and one person to serve as an observer at all meetings of our Board of Directors. In addition, pursuant to the Indenture governing the Non-Cash Pay Notes, holders of 51% of such notes are entitled to designate one person to serve as an observer at all meetings of our Board of Directors. (Conru and Mapstead currently hold in excess of 51% of such Non-Cash Pay Notes). As of the date of this proxy statement, no Board designees or observers have been designated.

Family Relationships

Marc H. Bell, our Chief Executive Officer and a Director is the son of Robert B. Bell, one of our Directors.

Related Party Policy and Audit Committee Charter

We have established a related party transaction policy, which became effective upon the consummation of our IPO, which provides procedures for the review of transactions with a value in excess of $120,000 in any year between us and any covered person having a direct or indirect material interest with certain exceptions. Covered persons include any Director, executive officer, Director nominee, a holder of more than 5% of any class of our voting securities or any of the immediate family members of the foregoing. Any such related party transactions will require advance approval by a majority of our independent Directors or a majority of the members of a committee constituted solely of our independent Directors as such approval may be delegated by the Board of Directors from time to time. Our Board of Directors has delegated the review and approval of related party transactions to our Audit Committee effective upon the consummation of our IPO. In addition, our Audit Committee charter provides that the Audit Committee will review and approve all related party transactions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Prior to our IPO, Marc Bell and Daniel Staton served on our Compensation Committee. Other than with respect to Messrs. Bell's and Staton's service on the Board of Directors of ARMOUR Residential REIT, Inc., none of our executive officers serves, or in the past year has served, as a member of the board of directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors. Both of Messrs. Bell and Staton are involved in transactions with us. For more information regarding these related party transactions, see the section entitled “Certain Relationships and Related Party Transactions.”

Subsequent to our IPO and as of December 31, 2011, the Compensation Committee consisted of Messrs. LaChance and Smith and Dr. Lazarus, each of whom is an independent Director with Dr. Lazarus as the Chairperson of the Compensation Committee.  No member of the Compensation Committee as of December 31, 2011 is a current or former officer or employee of ours or any of our subsidiaries or had any relationship requiring disclosure by us under Item 404 of Regulation S-K.

AUDIT COMMITTEE REPORT

Our Audit Committee oversees our financial reporting process on behalf of the Board, in accordance with the Audit Committee charter. Management is responsible for our financial statements and the financial reporting process, including the system of internal controls. Our independent registered public accounting firm, EisnerAmper, is responsible for expressing an opinion on the conformity of our audited financial statements with GAAP.

In fulfilling its oversight responsibilities, our Audit Committee reviewed with management and EisnerAmper the audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2011, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.  Our Audit Committee also reviewed and discussed with management and EisnerAmper the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the annual report on Form 10-K for the year ended December 31, 2011.

In reliance on the reviews and discussions referred to above, prior to the filing of our annual report on Form 10-K for the year ended December 31, 2011, with the SEC, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in such annual report for filing with the SEC.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and discussions with the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the PCAOB that the financial statements are presented in accordance with GAAP or that EisnerAmper is in fact “independent.”

Submitted by the Audit Committee of the Board of Directors:

James LaChance (Chairperson)

Barry Florescue

Jason H. Smith

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors, executive officers and persons who beneficially own 10% or more of our common stock file with the SEC initial reports of ownership and reports of changes in ownership of our stock and our other equity securities.  To our knowledge, based solely on a review of the copies of such reports furnished to us, during the year ended December 31, 2011, all such filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with.

PROPOSAL 2 – APPROVAL OF THE FRIENDFINDER NETWORKS INC. 2012 STOCK INCENTIVE PLAN
AND RATIFICATION OF AWARDS PREVIOUSLY GRANTED THEREUNDER

Adoption of the Plan

On March 29, 2012, our Board of Directors adopted the FriendFinder Networks Inc. 2012 Stock Incentive Plan (the “2012 Stock Incentive Plan”), provided that the stockholders of the Company approve the 2012 Stock Incentive Plan by March 29, 2013. The 2012 Stock Incentive Plan authorizes the Compensation Committee of the Board to grant stock options, restricted stock and other awards that are valued in whole or in part by reference to, or otherwise based on, the common stock for up to 2,000,000 shares of the common stock to our employees, officers, consultants and directors. The purpose of the 2012 Stock Incentive Plan is to enable us to attract, retain, reward and motivate Eligible Individuals (as defined below) by providing them with an opportunity to acquire or increase a proprietary interest in FriendFinder and to incentivize them to expend maximum effort for the growth and success of FriendFinder, so as to strengthen the mutuality of the interests between the Eligible Individuals and our stockholders.  Our Board also seeks stockholder ratification of awards previously granted under the 2012 Stock Incentive Plan.

Background

Our Board seeks to the greatest extent practicable to ensure our ability to claim tax deductions for compensation paid.  Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductions a publicly held company can claim for compensation in excess of $1 million paid in a given year to the Chief Executive Officer and the three other most highly compensated executive officers (other than the Chief Executive Officer and the Chief Financial Officer) serving on the last day of the fiscal year (“covered employees”).  “Performance−based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible.  Because compensation may be paid to our covered employees under the 2012 Stock Incentive Plan, we are seeking stockholder approval of the 2012 Stock Incentive Plan in order to meet a key requirement for certain awards to qualify as “performance−based” under Section 162(m).  Notwithstanding the foregoing, the Board may in its discretion grant awards to covered employees that are in whole or in part not deductible pursuant to Section 162(m) of the Code.

In addition, stockholder approval will permit designated stock options to qualify as incentive stock options under the Code.  Such qualification can give holders of the options more favorable tax treatment, as explained below.

Stockholder approval of the 2012 Stock Incentive Plan will not affect our ability to make stock or cash−based awards outside of the 2012 Stock Incentive Plan to the extent consistent with applicable laws and regulations.

Description of the 2012 Stock Incentive Plan

The principal features of the 2012 Stock Incentive Plan are summarized below.  The summary is qualified in its entirety by the full text of the 2012 Stock Incentive Plan, which is set forth as Appendix A to this proxy statement.  Capitalized terms used in this proposal, not defined herein, are defined in the 2012 Stock Incentive Plan. Other than as set forth below under “New Plan Benefits,” we cannot determine the benefits to be received by Eligible Individuals under the 2012 Stock Incentive Plan.

Administration. The 2012 Stock Incentive Plan will be administered by a committee consisting of not less than two persons appointed by the Board of Directors from among its members who are not officers or other salaried employees of the Company and who are outside Directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and non-employee Directors within the meaning of Rule 16b-3.  Our Compensation Committee serves in this role. The Compensation Committee shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the 2012 Stock Incentive Plan and deemed by the Compensation Committee to be necessary or appropriate to the administration of the 2012 Stock Incentive Plan, any Award granted or any Award Agreement entered into hereunder. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the 2012 Stock Incentive Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the 2012 Stock Incentive Plan into effect as it may determine in its sole discretion. The decisions by the Compensation Committee shall be final, conclusive and binding with respect to the interpretation and administration of the 2012 Stock Incentive Plan, any Award or any Award Agreement entered into under the 2012 Stock Incentive Plan.

Eligibility.  Awards may be granted under the 2012 Stock Incentive Plan to any Eligible Individual, as determined by the Compensation Committee from time to time, on the basis of their importance to our business pursuant to the terms of the 2012 Stock Incentive Plan.  “Eligible Individual” means any employee, officer, director (employee or non-employee director) or consultant of FriendFinder and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with FriendFinder.  As of April 20, 2012, there were 10 employee and non-employee Directors of FriendFinder and approximately 492 employees of FriendFinder and its subsidiaries (including 6 executive officers of FriendFinder).

Type of Awards.  The 2012 Stock Incentive Plan gives the Compensation Committee the flexibility to grant a variety of instruments including incentive stock options, non-qualified stock options, restricted stock and other awards that are valued in whole or in part by reference to, or otherwise based on, the common stock approved by the Compensation Committee.  Shares subject to options or awards, which expire or are forfeited become available to be granted again under the 2012 Stock Incentive Plan; provided, however, that any shares of common stock subject to an Award which is cancelled, forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under this 2012 Stock Incentive Plan.  Awards may be granted alone or in combination with any other award granted under this 2012 Stock Incentive Plan or any other plan.  Subject to the provisions of the 2012 Stock Incentive Plan, the Compensation Committee will determine the size of each Award to be granted (including, where applicable, the number of shares to which an Award will relate), and all other terms and conditions of each award.  Below is a description of the types of Awards that may be issued under the 2012 Stock Incentive Plan.

Stock Options and Stock Appreciation Rights.  A stock option is a right to purchase a specified number of shares of our common stock at an exercise price established at the date of grant.  Stock options granted may be either Non−Qualified Stock Options or Incentive Stock Options (which are intended to qualify as “Incentive Stock Options” within Section 422 of the Code).  Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Compensation Committee. In the absence of any designation, Options granted under the 2012 Stock Incentive Plan will be deemed to be Non-Qualified Stock Options. A stock appreciation right (“SAR”) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of our common stock. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of common stock on the date of exercise over the Fair Market Value of a share of common stock on the Grant Date, by the number of shares of common stock with respect to which the SARs are then being exercised.

Subject to the limitations set forth in the 2012 Stock Incentive Plan relating to Incentive Stock Options, the exercise price of a stock option shall be fixed by the Compensation Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of common stock subject to such Option may not be less than Fair Market Value of such common stock on the Grant Date, or if greater, the par value of the common stock.

No Options or SARs may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto or in the 2012 Stock Incentive Plan.  The term of all Options and SARs is 10 years unless otherwise provided in the Award Agreement.

Restricted Stock.  An Award of Restricted Stock is an issuance of shares of our common stock that is subject to certain restrictions established by the Compensation Committee and to forfeiture to us if the holder does not satisfy certain requirements (including, for example, continued employment with us for a specified period of time).  Recipients of Restricted Stock may receive the stock prior to the restrictions being satisfied, in which case such stock shall be legended accordingly, or we may elect to hold such shares for the benefit of the Restricted Stock recipient. Generally, the Restricted Stock recipient will be entitled to vote the Restricted Stock and to exercise other stockholder rights.  Thus, upon grant, the shares may be included in the total number of our shares outstanding and accrue and pay dividends, which may be subject to the same restrictions and forfeiture conditions as the Restricted Stock with respect to which such dividends were issued.

Performance−Based Awards.  The Compensation Committee may grant performance awards, which may be cash−or stock−based, including Performance Units and Performance Shares.  Generally, performance awards require satisfaction of pre−established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of Awards being granted, becoming exercisable or settleable, or as a condition to accelerating the timing of such events.  The Compensation Committee will set the Performance Goals used to determine the amount payable pursuant to a performance Award.  To avoid limitations on tax deductibility in Section 162(m) of the Code for any compensation in excess of $1 million paid to our covered employees, the business criteria used by the Compensation Committee in establishing Performance Goals applicable to performance Awards to such covered employees must be selected from among the following:

i.

the attainment of certain target levels of, or a specified increase in, our enterprise value or value creation targets;

ii.

the attainment of certain target levels of, or a percentage increase in, our after-tax or pre-tax profits including, without limitation, that attributable to our continuing and/or other operations;

iii.

the attainment of certain target levels of, or a specified increase relating to, our operational cash flow or  working capital, or a component thereof;

iv.

the attainment of certain target levels of, or a specified decrease relating to, our operational costs, or a component thereof;

v.

the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of our long-term or short-term public or private debt or other similar financial obligations of ours, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee;

vi.

the attainment of a specified percentage increase in earnings per share or earnings per share from our continuing operations;

vii.

the attainment of certain target levels of, or a specified percentage increase in, our net sales, revenues, net income or earnings before income tax or other exclusions;

viii.

the attainment of certain target levels of, or a specified increase in, our return on capital employed or return on invested capital;

ix.

the attainment of certain target levels of, or a percentage increase in, our after-tax or pre-tax return on stockholder equity;

x.

the attainment of certain target levels in the fair market value of our common stock;

xi.

the growth in the value of an investment in the common stock assuming the reinvestment of dividends; and/or

xii.

the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization).

In addition, performance goals may be based upon the attainment by FriendFinder, a subsidiary, division or other operational unit of FriendFinder of specified levels of performance under one or more of the measures described above.  Further, the performance goals may be based upon the attainment by FriendFinder (or a subsidiary, division, facility or other operational unit of FriendFinder) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations.  To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Compensation Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described above; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances.

Other Awards.  Awards of shares of common stock, phantom stock, restricted stock units and other awards that are valued in whole or in part by reference to, or otherwise based on, common stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Compensation Committee.

Limitations on Awards.  The aggregate number of shares that may be issued under the Plan will not exceed 2,000,000, representing approximately 6.3% of our issued and outstanding shares as of April 20, 2012.  A maximum of 2,000,000 shares, representing approximately 6.3% of our issued and outstanding shares as of April 20, 2012, may be subject to grants of Incentive Stock Options. A maximum of 2,000,000 shares, representing approximately 6.3% of our issued and outstanding shares as of April 20, 2012, may be issued in connection with awards, other than Stock Options and Stock Appreciation Rights that are settled in common stock. A maximum of 500,000 shares, representing approximately 1.6% of our issued and outstanding shares as of April 20, 2012, may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year. A maximum of 500,000 shares representing approximately 1.6% of our issued and outstanding shares as of April 20, 2012, may be subject to grants of Performance Shares, Restricted Stock, and Awards of common stock to any one Eligible Individual during any one fiscal year. The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be $1,000,000.  Shares issued under the 2012 Stock Incentive Plan that are reacquired by us in connection with a cancellation, forfeiture, termination or other failure to satisfy performance conditions will generally not be treated as having been issued for purposes of the share limitation.  Shares delivered under the 2012 Stock Incentive Plan may be newly issued shares, treasury shares, or shares acquired in the open market.

Awards may not be assigned other than by will or the laws of descent and distribution.

The following describes the treatment of the Awards under the 2012 Stock Incentive Plan in the event of participant's termination of employment or other service with us, unless the Award Agreement provides otherwise. Unvested Options and SARs shall expire upon the earlier of the date of participant’s termination of employment or other service with us or expiration of the Option's or SAR's term. Once vested, Options and SARs shall expire on the earlier of: (i) 90 days following a participant’s termination of employment or other service with us for reasons other than cause, disability or death; (ii) one year following a participant’s termination of employment or other service with the Company by reason of disability or death; and (iii) the expiration of the Option's or SAR's term. In the event the termination is for Cause, any Option or SAR held by the participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination. Restricted Stock shall be immediately forfeited and returned to us, if a participant’s employment or other service with us terminates for any reason. Performance Shares and Performance Units shall be cancelled and forfeited immediately upon termination unless such termination is as a result of death or disability, in which case the participant or their estate, devisee or heir at law shall be entitled to a proportionate payment at the end of the applicable performance period.

Adjustments.  In the event outstanding shares of our common stock are increased or decreased or changed into or exchanged for a different number or kind of our shares or other securities by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in our capital stock or other increase or decrease in such shares effected without receipt of consideration by us, the Compensation Committee will adjust the number and kind of shares subject to the aggregate and individual share limitations to the extent equitable and appropriate.  The Compensation Committee will also make appropriate and equitable adjustments to outstanding Awards upon occurrence of these events to preserve the Awards without enhancing or reducing their value.  These adjustments may include changes to the number of shares subject to an Award, the exercise price or share price referenced in the Award terms, and other terms of the Award.

Amendment, Termination.  The Board may amend, suspend or terminate the 2012 Stock Incentive Plan as to any shares of common stock as to which Awards have not been granted; provided, however, that the approval of our stockholders in accordance with applicable law and the Articles of Incorporation and Bylaws of the Company shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the 2012 Stock Incentive Plan; (ii) that increases the maximum number of shares of common stock in the aggregate that may be subject to Awards that are granted under the 2012 Stock Incentive Plan (except as permitted in the 2012 Stock Incentive Plan); (iii) the approval of which is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the common stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that our stockholders must approve an action to be undertaken under the 2012 Stock Incentive Plan. Except as permitted under the 2012 Stock Incentive Plan, no amendment, suspension or termination of the 2012 Stock Incentive Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the 2012 Stock Incentive Plan. Awards granted prior to the termination of the 2012 Stock Incentive Plan may extend beyond the date the 2012 Stock Incentive Plan is terminated and shall continue subject to the terms of the 2012 Stock Incentive Plan as in effect on the date the 2012 Stock Incentive Plan is terminated.

Change in Control. Unless otherwise provided in an Awards Agreement, upon the occurrence of a Change in Control of FriendFinder, all outstanding Awards shall become immediately exercisable or vested, without regard to any limitation imposed pursuant to this 2012 Stock Incentive Plan. Subject to the foregoing, upon the occurrence of a Change in Control, the Compensation Committee may in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Compensation Committee in its sole discretion shall determine and designate, to exercise any Award, (ii) all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the Award net of the Exercise Price thereof, if applicable, (iii) in connection with a liquidation or dissolution of FriendFinder, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (iv) any combination of the foregoing. In the event that the Compensation Committee does not terminate or convert an Award upon a Change in Control of FriendFinder, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof). For purposes of clarification, to the extent the termination or conversion of an Award pursuant to (ii) and (iii) above would result in a negative amount, such negative amount shall be disregarded and not reduce the Participant's payment with respect to his or her other Awards.

Code Section 409A.  It is intended that Awards granted under the 2012 Stock Incentive Plan either be exempt from or comply with the requirements of Code Section 409A.  The Compensation Committee may amend any outstanding Award without the participant's consent if such amendment is required to either comply with Section 409A of the Code or prevent the participant from being subject to any tax or penalty under Section 409A.

Tax Consequences

The federal income tax consequences arising with respect to Awards granted under the 2012 Stock Incentive Plan will depend on the type of Award.  From the recipients' standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares.  Future appreciation on shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares are sold.  We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.  Exceptions to these general rules may arise, including under the following circumstances:

•

if shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance−related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture);

•

if a person is granted an option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and we will not be entitled to any tax deduction if shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant;

•

we will not be entitled to a tax deduction for compensation attributable to awards granted to one of its covered employees if and to the extent such compensation does not qualify as “performance−based” compensation under Section 162(m) of the Code and such compensation, along with any other non−performance−based compensation paid in the same calendar year, exceeds $1 million; and

•

an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if such vesting occurs prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Code Section 409A, and the requirements of Code Section 409A are not satisfied.

The foregoing provides only a general description of the application of federal income tax laws to certain Awards under the 2012 Stock Incentive Plan.  This discussion is intended for the information of stockholders considering how to vote at the special meeting and not as tax guidance to participants in the 2012 Stock Incentive Plan, as the tax consequences may vary with the types of Awards made, the identity of the recipients, and the method of payment or settlement.  This summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

The following table sets forth information regarding awards that have been made pursuant to the 2012 Stock Incentive Plan from March 29, 2012 through April 20, 2012 to the individuals and groups listed.  All of these awards are subject to stockholder approval of the 2012 Stock Incentive Plan and ratification of the awards.  If stockholder approval is not obtained then the recipients will not receive these awards.

Name	Position	Number of Shares of Restricted Stock	Number of Stock Options	Number of Shares of Common Stock (1)

Marc H. Bell	Chief Executive Officer and Director	10,000	16,668	1,187,500
Daniel C. Staton	Chairman of the Board	10,000	16,668	1,187,500
Ezra Shashoua	Chief Financial Officer	-	-	-
Anthony Previte	President and Chief Operating Officer	500,000	-	-
Robert Brackett	President, internet group	-	-	-
Robert B. Bell	Director	-	8,000	-
James “Jim” LaChance	Director	-	8,000	-
Toby E. Lazarus	Director	-	8,000	-
Jason Smith	Director	-	8,000	-
Donald A. Johnson	Director	-	8,000	-
Steven Rattner	Director	-	8,000	-
Kai Shing Tao	Director	-	8,000	-

Executive Officer Group (6 persons)		520,000	33,336	2,375,000

Non-Executive Director Group (8 persons)		-	56,000	-

Non-Executive Officer Employee Group		(2)	(2)	(2)

(1)

The number of shares listed in this column assume that subsequent stockholder approval is obtained in the future to amend the plan to permit awards in excess of 2,000,000 shares of our common stock.

(2)

Such amounts are not determinable at this time.

Vote Required and Recommendation

The Board recommends that you vote “FOR” the Plan Proposal.  The vote required to approve the Plan Proposal is a majority of the shares of our common stock which are present in person or by proxy and entitled to vote thereon.

PROPOSAL 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has appointed EisnerAmper as our independent registered public accountants for the 2012 fiscal year.  The Audit Committee is responsible for the appointment, oversight and termination of our independent registered public accountants.  We are seeking the ratification of our stockholders of this appointment, although our Audit Committee is not bound by any stockholder action on this matter.

If the appointment of EisnerAmper as our independent registered public accountants is not ratified by our stockholders, the Audit Committee will reconsider its appointment, but may nevertheless retain EisnerAmper.  Also, even if the appointment of EisnerAmper as our independent registered public accountants is ratified by our stockholders, the Audit Committee may direct the appointment of a different independent auditor at any time during the year if the Audit Committee determines, in its discretion, that such a change would be in our best interests.  EisnerAmper has advised us that no partner or employee of EisnerAmper has any direct financial interest or any material indirect interest in FriendFinder other than receiving payment for its services as independent registered public accountants.  Representatives of EisnerAmper are expected to attend the annual meeting in person or telephonically, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

FriendFinder's Board of Directors recommends a vote “FOR” the ratification of EisnerAmper as our independent registered public accountants for the 2012 fiscal year.

Fees Paid to Independent Registered Public Accountants

EisnerAmper served as our independent registered public accountants in fiscal years 2011 and 2010.  The following sets forth the aggregate fees billed to FriendFinder by EisnerAmper in fiscal years 2011 and 2010.

Description of Fees	2011	2010

Audit Fees(1)	$1,133,463	$913,617
Audit Related Fees(2)	556,332	129,977
Tax Fees(3)	-	-
All Other Fees(4)	63,000	58,000
Total	$1,752,795	$1,101,594

(1)   Audit fees for 2011 include fees for professional services rendered in connection with the annual audit of the Company’s consolidated financial statements and reviews of quarterly financial statements reported on Form 10-Q. Audit fees for 2010 include fees for professional services rendered in connection with the annual audit of the Company’s consolidated financial statements.

(2)   Audit related fees for 2011 and 2010 primarily consist of professional services related to correspondence with the SEC, comfort letters and consents in connection with the Company’s offering memorandum and registration statements filed on Form S-1, as amended, and on Form S-8.

(3)   There were no tax fees billed by EisnerAmper in 2011 or 2010.

(4)   This category consists of fees billed for 2011 and 2010 for procedures related to the audits of the financial statements of our 401(k) Plans in 2011 and 2010.

Audit Committee Pre-Approvals of Audit, Audit-Related, Tax and Permissible Non-Audit Services

The Audit Committee periodically approves the provision of various audit, audit-related, tax and other services by EisnerAmper.  The Audit Committee plans to continue to review and pre-approve such services as appropriate.

All of the services provided by EisnerAmper in 2011 were approved by our Audit Committee pursuant to these procedures.  Our Audit Committee will continue to review and pre-approve such services as appropriate.

STOCKHOLDER PROPOSAL DEADLINE

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2013 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended.  In addition, as more specifically provided in our Bylaws, no business may be brought before an annual meeting by a stockholder unless the stockholder has provided proper notice to us not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting. Accordingly, since our annual meeting for 2012 is scheduled for May 30, 2012, any stockholder proposal to be considered at the 2013 annual meeting must be properly submitted to us not earlier than January 29, 2013 nor later than February 28, 2013. These requirements are separate from the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a proposal included in our proxy statement. Stockholder proposals intended to be presented at the 2013 annual meeting of stockholders must be received by FriendFinder in order to be considered for inclusion in FriendFinder's proxy statement and form of proxy relating to that meeting by December 24, 2012.

OTHER MATTERS

The Board of Directors knows of no other matters to come before the stockholders’ meeting.  However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

By order of the Board of Directors,

/s/ Marc H. Bell

Marc H. Bell

Chief Executive Officer and Director

April 25, 2012

A copy of FriendFinder's annual report on Form 10-K for the fiscal year ended December 31, 2011, including the financial statements and the schedules thereto, but excluding exhibits thereto, which has been filed with the SEC will be made available without charge to interested stockholders upon written request to Paul Asher, FriendFinder Networks Inc., 6800 Broken Sound Parkway, Suite 200, Boca Raton, Florida 33487.

Appendix A

FRIENDFINDER NETWORKS INC.

2012 STOCK INCENTIVE PLAN

1.

ESTABLISHMENT, EFFECTIVE DATE AND TERM

FriendFinder Networks Inc., a Nevada corporation, hereby establishes the FriendFinder Networks Inc. 2012 Stock Incentive Plan. The effective date of the Plan shall be the Effective Date . Any Award issued under the Plan prior to the stockholders' approval of the Plan shall be contingent on such approval. Unless earlier terminated pursuant to Section 14(k) hereof, the Plan shall terminate on the tenth anniversary of the Effective Date. Capitalized terms used herein are defined in Annex A attached hereto.

2.

PURPOSE

The purpose of the Plan is to enable FFN to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in FFN and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the stockholders of FFN.

3.

ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company pursuant to the terms of the Plan.

4.

ADMINISTRATION

(a)

Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan and deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

(b)

Delegation to Officers or Employees. The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose and in accordance with applicable law.

(c)

Designation of Advisors. The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

(d)

Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company operates, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(e)

Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of FFN, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of FFN. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

5.

SHARES OF COMMON STOCK SUBJECT TO PLAN

(a)

Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be two million (2,000,000) shares.

(b)

Certain Limitations on Specific Types of Awards. The granting of Awards under this Plan shall be subject to the following limitations:

(i)

With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of two million (2,000,000) of such shares may be subject to grants of Incentive Stock Options;

(ii)

With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of two million (2,000,000) of such shares may be issued in connection with Awards, other than Stock Options and Stock Appreciation Rights, that are settled in Common Stock;

(iii)

With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of five hundred thousand (500,000) of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year;

(iv)

With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of five hundred thousand (500,000) of such shares may be subject to grants of Performance Shares, Restricted Stock, and Awards of Common Stock to any one Eligible Individual during any one fiscal year; and

(v)

The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be one million dollars $1,000,000.

(c)

Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available for issuance under this Section for the granting of further Awards shall be reduced as follows:

(i)

In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Option or Stock Appreciation Right;

(ii)

In connection with the granting of an Award that is settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Award; and

(iii)

Awards settled in cash shall not count against the total number of shares of Common Stock available to be granted pursuant to the Plan.

(d)

Cancelled, Forfeited, or Surrendered Awards. Notwithstanding anything to the contrary in this Plan, if any award under this Plan is cancelled, forfeited or terminated for any reason prior to exercise or becoming vested in full, the shares of Common Stock that were subject to such award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under this Plan; provided, however, that any shares of Common Stock subject to an award which is cancelled, forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an award shall not be available for future Awards granted under this Plan.

(e)

Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of FFN by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of FFN or other increase or decrease in such shares effected without receipt of consideration by FFN occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan (including, but not limited to, the aggregate limits of the number of shares of Common Stock described in Sections 5(b)(i) and (ii), (ii) the limits on the number of shares of Common Stock that may be granted to an Eligible Employee in any one fiscal year, (iii) the calculation of the reduction of shares of Common Stock available under the Plan, (iv) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; and/or (v) the Exercise Price of outstanding Options granted under the Plan. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(e), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(e) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6.

OPTIONS

(a)

Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.

(b)

Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

(c)

Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d)

Limitation on Repricing. Unless such action is approved by FFN’s stockholders in accordance with applicable law: (i) no outstanding Option granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 5(d) and 11); (ii) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); and (iii) the Committee may not authorize the repurchase of an outstanding Option which has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11).

(e)

Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(f)

Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i)

Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii)

Minimum Exercise Price. In no event may the Exercise Price of a share of Common Stock subject an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.

(iii)

Ten Percent Stockholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of FFN, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(g)

Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Plan and in the Award Agreement relating thereto. Unless otherwise provided in an Award Agreement, 20% of the Option shall vest upon each anniversary of the date of grant provided the Participant remains continuously employed by the Company through such date.

(h)

Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to FFN a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(i)

Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i)

by cash, certified or cashier’s check, bank draft or money order;

(ii)

through the delivery to FFN of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to FFN’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in FFN incurring any liability under Section 16(b) of the Exchange Act; or

(iii)

by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including, but not limited to, any of the following: (A) through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to FFN, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to FFN to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or (B) by any other method as may be permitted by the Committee.

(j)

Termination of Employment, Disability or Death. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i)

Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.

(ii)

Disability. If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.

(iii)

Death. If a Participant dies while in the employment or other service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.

(iv)

Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

7.

STOCK APPRECIATION RIGHTS

(a)

Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b)

Terms and Conditions of Stock Appreciation Rights. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c)

Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to FFN, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(d)

Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

8.

RESTRICTED STOCK

(a)

Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.

(b)

Restrictions. The Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals. Unless otherwise provided in an Award Agreement, Restricted Shares shall vest upon the third anniversary of the date of grant provided the Participant remains continuously employed by the Company through such date.

(c)

Certificates and Certificate Legend. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in FriendFinder Networks Inc. 2012 Stock Incentive Plan (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and FriendFinder Networks Inc. (the “Company”), dated ___, 20__ (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”

(d)

Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock.

(e)

Stockholder Rights. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed.

(f)

Termination of Service. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by FFN with respect to such Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding this paragraph, all grants of Restricted Stock that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 9 as if such grants of Restricted Stock were Awards of Performance Shares. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

9.

PERFORMANCE SHARES AND PERFORMANCE UNITS

(a)

Grant of Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.

(b)

Performance Goals. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, FFN’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, FFN’s after-tax or pre-tax profits including, without limitation, that attributable to FFN’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, FFN’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, FFN’s operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of FFN’s long-term or short-term public or private debt or other similar financial obligations of FFN, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from FFN’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, FFN’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, FFN’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, FFN’s after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of FFN’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and/or (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of FFN of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by FFN (or a subsidiary, division, facility or other operational unit of FFN) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

(c)

Terms and Conditions of Performance Shares and Performance Units. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder. Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical. Unless otherwise provided in an Award Agreement, the Participants’ rights as a stockholder in Performance Shares shall be substantially identical to the terms and conditions that would have been applicable under Section 8 above if the Performance Shares were Restricted Stock. Unless otherwise provided in an Award Agreement, a holder of Performance Units is not entitled to the rights of a holder of Common Stock.

(d)

Determination and Payment of Performance Units or Performance Shares Earned. As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. As soon as practicable after the Committee has determined that an amount is payable or should be distributed with respect to a Performance Share or a Performance Unit, the Committee shall cause the amount of such Award to be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof. For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance Units to be payable.

(e)

Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

(i)

Termination for Reason Other Than Death or Disability. If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability, the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

(ii)

Termination of Employment for Death or Disability. If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.

10.

OTHER AWARDS

Awards of shares of Common Stock, phantom stock, restricted stock units and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion. With respect to the Awards that may be issued solely pursuant to this Section 10 and not pursuant to any other provision of the Plan, a maximum number of shares of Common Stock with respect to which such Awards may be issued, shall not exceed five percent (5%) of the total number of shares of Common Stock that may be issued under the Plan, as described in Section 5(a).

11.

CHANGE IN CONTROL

Unless otherwise provided in an Awards Agreement, upon the occurrence of a Change in Control of FFN, all outstanding Awards shall become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan. Subject to the foregoing, upon the occurrence of a Change in Control, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any Award, (ii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the Award net of the Exercise Price thereof, if applicable, (iii) provide that, in connection with a liquidation or dissolution of FFN, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (iv) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of FFN, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof). For purposes of clarification, to the extent the termination or conversion of an Award pursuant to (ii) and (iii) above would result in a negative amount, such negative amount shall be disregarded and not reduce the Participant's payment with respect to his or her other Awards.

12.

CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (ii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by FFN or any entity that is a part of the Company immediately after such event.

13.

REQUIREMENTS OF LAW

(a)

Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b)

Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c)

Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d)

Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.

14.

GENERAL PROVISIONS

(a)

Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that each Award Agreement shall comply with the terms of the Plan.

(b)

Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

(c)

Dividends and Dividend Equivalents. Except as provided by the Committee in its sole and absolute discretion or as otherwise provided in Section 5(d) and subject to Section 8(e) of the Plan, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Commons Stock covered by an Award which has not vested or an Option. The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts. The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent that the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for federal tax purposes pursuant to Code Section 162(m).

(d)

Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for FFN determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a stockholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(e)

Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(f)

Issuance of Certificates; Stockholder Rights. FFN shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a stockholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(g)

Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form 8-A Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

(h)

Buyout and Settlement Provisions. Except as prohibited in Section 6(d) of the Plan, the Committee may at any time on behalf of FFN offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

(i)

Use of Proceeds. The proceeds received by FFN from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of FFN.

(j)

Modification or Substitution of an Award. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award. Notwithstanding the foregoing, without the approval of the stockholders of FFN in accordance with applicable law, an Award may not be modified to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided that (i) the foregoing shall not apply to adjustments or substitutions in accordance with Section 5 or Section 11, and (ii) if an Award is modified, extended or renewed and thereby deemed to be in issuance of a new Award under the Code or the applicable accounting rules, the exercise price of such Award may continue to be the original Exercise Price even if less than Fair Market Value of the Common Stock at the time of such modification, extension or renewal.  Notwithstanding anything to the contrary in this Section 14(j), unless provided for elsewhere in the Plan, there shall be no modification or substitution of an Award pursuant to this Section 14(j), to the extent such modification or substitution adversely affects the FFN unless such modification or substitution is: (A) approved by FFN’s stockholders; (B) required by any law or regulation of any governmental authority; (C) is in connection with death or Disability of a Participant; (D) is in connection with termination of employment or other service of a Participant; (E) in connection with Change in Control of FFN; or (F) in connection with an event described in Section 5(e) of the Plan.

(k)

Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the stockholders of FFN in accordance with applicable law and the Articles of Incorporation and Bylaws of FFN shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan: (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 11 hereof): (iii) the approval of which is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the stockholders of FFN must approve an action to be undertaken under the Plan. Except as permitted under Section 5 or Section 11 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(l)

Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

(m)

Notification of 83(b) Election. If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify FFN in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(n)

Detrimental Activity. All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 14(n) if the Participant engages in any Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award. Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 14(n) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.

(o)

Disclaimer of Rights. No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(p)

Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(q)

Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

(r)

Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(s)

Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(t)

Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(u)

Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(v)

Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(w)

Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to FFN, to its principal place of business, attention: Chief Financial Officer and if to the holder of an Award, to the address as appearing on the records of the Company.

ANNEX A

DEFINITIONS

“Award” means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Stock Appreciation Right or any other award granted pursuant to the Plan.

“Award Agreement” means a written agreement entered into by FFN and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

“Board” means the board of directors of FFN.

“Cause” means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

“Change in Control” means:  (i) the direct or indirect acquisition, whether in one or a series of transactions by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), or related persons  constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of (A) beneficial ownership (as defined in the Exchange Act) of issued and outstanding shares of stock of FFN, the result of which acquisition is that such person or such group possesses in excess of 50% of the combined voting power of all then-issued and outstanding capital stock of FFN, or (B) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the Board (or such other governing body in the event FFN or any successor entity is not a corporation); (ii) a merger or consolidation of FFN with a person or a direct or indirect subsidiary of such person, provided that the result of such merger or consolidation, whether in one or a series of related transactions, is that the holders of the outstanding voting stock of the Company immediately prior to the consummation of such transaction do not possess, whether directly or indirectly, immediately after the consummation of such merger or consolidation, in excess of 50% of the combined voting power of all then-issued and outstanding capital stock of the merged or consolidated person, its direct or indirect parent, or the surviving person of such merger or consolidation; or (iii) a sale or disposition, whether in one or a series of transactions, of all or substantially all of FFN assets.

However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time in either subsequent regulations or other guidance, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

“Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of FFN.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and as an “outside director” for purposes of Code Section 162(m). If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Notwithstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.

“Common Stock” means the common stock, par value $0.001 per share, of FFN.

“Company” means FFN, the subsidiaries of FFN and all other entities whose financial statements are required to be consolidated with the financial statements of FFN pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of FFN as determined by the Committee in its sole and absolute discretion.

“Covered Employee” means “covered employee” as defined in Code Section 162(m)(3).

“Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(c).

“Detrimental Activity” means any of the following: (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that is classified by the Company as a basis for a termination for Cause; (iii) the Participant’s Disparagement, or inducement of others to do so, of the Company or its past or present officers, directors, employees or services; or (iv) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to the interests of the Company. For purposes of subparagraph (i) above, the Chief Executive Officer and the General Counsel of the Company shall each have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.

“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

“Disparagement” means making any comments or statements to the press, the Company’s employees, clients or any other individuals or entities with whom the Company has a business relationship, which could adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.

“Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

“Effective Date” means March 29, 2012, the date that the Plan was approved by the Board in accordance with the laws of the State of Nevada, or such later date as provided in the resolutions adopting the Plan; provided, however, that the stockholders of FFN shall have approved this Plan within twelve months following such approval by the Board.

“Eligible Individual” means any employee, officer, director (employee or non-employee director) or consultant of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.

“Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the Financial Industry Regulatory Authority, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the Financial Industry Regulatory Authority, Inc., the Fair Market Value shall be determined in good faith by the Committee.

 “FFN” means FriendFinder Networks Inc., a Nevada corporation.

“Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

 “Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.

“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

“Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award.

“Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

“Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

“Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a Parent or Subsidiary.

“Plan” means this FriendFinder Networks Inc. 2012 Stock Incentive Plan.

“Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual.

“Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

“Section 424 Employee” means an employee of FFN or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code non 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

ANNUAL MEETING OF STOCKHOLDERS OF

FRIENDFINDER NETWORKS INC.

May 30, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://ir.ffn.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

21030300000000000000 4	053012

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	The election of ten members to FriendFinder Networks Inc.'s Board of Directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified.		2.	To approve the adoption of the FriendFinder Networks Inc. 2012 Stock Incentive Plan and ratify the awards previously granted thereunder.	FOR	AGAINST	ABSTAIN

		NOMINEES:
	FOR ALL NOMINEES	O Marc H. Bell O Daniel C. Staton O Anthony Previte O Robert H. Bell O Donald A Johnson O James “Jim” LaChance O Toby E. Lazarus O Steven Rattner O Jason H. Smith O Kai Shing Tao	3.	To ratify the appointment of EisnerAmper LLP as FriendFinder Networks Inc.'s independent registered public accountants for the 2012 fiscal year.	FOR	AGAINST	ABSTAIN

	WITHHOLD AUTHORITY FOR ALL NOMINEES

	FOR ALL EXCEPT (See instructions below)		4.	In their discretion, the proxy holder is authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

			PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

FRIENDFINDER NETWORKS INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 30, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FRIENDFINDER NETWORKS INC.

The undersigned stockholder of FriendFinder Networks Inc., a Nevada corporation (“FFN”), hereby appoints Marc H. Bell and Ezra Shashoua, or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote as designated on the reverse side, all of the shares of Common Stock of FFN held of record by the undersigned as of 5:00 p.m. Eastern Time on April 20, 2012, at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on May 30, 2012 at the offices of Akerman Senterfitt, located at One Southeast Third Avenue, 25th Floor, Miami, Florida 33131, and at any adjournment or postponement thereof.

Please complete, date and sign this Proxy on the reverse side, and mail it promptly in the enclosed envelope.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

FRIENDFINDER NETWORKS INC.

May 30, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://ir.ffn.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

21030300000000000000 4	053012

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1.	The election of ten members to FriendFinder Networks Inc.'s Board of Directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified.		2.	To approve the adoption of the FriendFinder Networks Inc. 2012 Stock Incentive Plan and ratify the awards previously granted thereunder.	FOR	AGAINST	ABSTAIN

		NOMINEES:
	FOR ALL NOMINEES	O Marc H. Bell O Daniel C. Staton O Anthony Previte O Robert H. Bell O Donald A Johnson O James “Jim” LaChance O Toby E. Lazarus O Steven Rattner O Jason H. Smith O Kai Shing Tao	3.	To ratify the appointment of EisnerAmper LLP as FriendFinder Networks Inc.'s independent registered public accountants for the 2012 fiscal year.	FOR	AGAINST	ABSTAIN

	WITHHOLD AUTHORITY FOR ALL NOMINEES

	FOR ALL EXCEPT (See instructions below)		4.	In their discretion, the proxy holder is authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

			PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.